Exhibit 10.19

Master supply agreement

GBST Holdings Ltd

OpenMarkets Australia Limited

Table of contents

Parties			1

Background			1

Agreed terms			2

1	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	7
	1.3	Precedence	8

2	Supply and variation		8
	2.1	Details of Supplies set out in Schedules	8
	2.2	Change Control Procedure	9
	2.3	Related Bodies Corporate	10
	2.4	General obligations	11
	2.5	On Site availability	11
	2.6	Prohibited conduct	12
	2.7	Suspension	12
	2.8	Provision of Services	13
	2.9	Service Levels	13
	2.10	Co-operation with investigations	14

3	Fees and invoices		14

4	Warranties		15
	4.1	Capacity warranties	15
	4.2	Repeating warranties	15

5	Term and termination		16
	5.1	Term	16
	5.2	Termination for breach	16
	5.3	Termination for competition	17
	5.4	After termination or expiry of this agreement	17
	5.5	Survival	17

6	Audit		17
	6.1	Access and inspection	17
	6.2	Failure to comply	18

i

7	Intellectual property		18
	7.1	GBST Material	18
	7.2	No assignment	18
	7.3	Licence of Customer Material	18
	7.4	No use of GBST’s marks	18
	7.5	Infringement	19
	7.6	The Customer Material	19
	7.7	No assignment	19
	7.8	No use of the Customer’s marks	19

8	Licence		19
	8.1	Licence	19
	8.2	Sublicensing	20
	8.3	Infringement exceptions	20

9	IP Ownership and Assignment		20
	9.1	Vesting, assignment and ownership	20
	9.2	Further assurances	20

10	GBST Software		20
	10.1	Installation	20
	10.2	Customer resources	20
	10.3	GBST Software versions	21
	10.4	Not error free	21
	10.5	Directions	21
	10.6	End user licence terms	21
	10.7	GBST Software indemnity	21

11	Supply of Services		21
	11.1	Request for Services	21
	11.2	Supply	22
	11.3	Customer’s requirements	22

12	Confidential Information and data security		22
	12.1	Obligations of confidence	22
	12.2	Exclusions	22
	12.3	Restriction on disclosure	23
	12.4	Injunctive relief	23
	12.5	Data security	23
	12.6	Disabling Code	24
	12.7	Data breach monitoring	24

ii

13	Privacy		25
	13.1	Disclosure	25
	13.2	Use of Personal Information	25
	13.3	Customer obligations	25
	13.4	Unauthorised use	26

14	Limitation of liability		26
	14.1	Limitation	26
	14.2	Consequential Loss	26
	14.3	Seriousness or nature	27
	14.4	Australian consumer law	27

15	Representatives		27

16	Dispute resolution		27
	16.1	Dispute	27
	16.2	Dispute Notice	27
	16.3	First Level Discussions	28
	16.4	Second Level Discussions	28
	16.5	Court proceedings	28

17	Force majeure		28

18	Sub-contracting and GBST Personnel		28
	18.1	Approved Subcontractors	28
	18.2	GBST obligations	28
	18.3	Termination of Approved Subcontractors	29
	18.4	Requirements for the Customer decision regarding sub-contractors	29
	18.5	Use of GBST Personnel	29
	18.6	Replacement and removal of GBST Personnel	30
	18.7	Key Personnel	30
	18.8	Remuneration of GBST Personnel	30

19	Notice		31
	19.1	Method of giving notice	31
	19.2	When is notice given	31
	19.3	Addresses for notices	31

20	GST		31
	20.1	GST exclusive	31
	20.2	Taxable Supply	32
	20.3	Later GST change	32
	20.4	Reimbursement or indemnity	32
	20.5	Warranty that Tax Invoice is issued regarding a Taxable Supply	32
	20.6	Progressive or Periodic Supplies	32

iii

21	General		32
	21.1	Rights cumulative	32
	21.2	Time of the essence	32
	21.3	Amendments	32
	21.4	Discretion	33
	21.5	Costs	33
	21.6	Non-solicitation	33
	21.7	Assignment and novation	33
	21.8	Counterparts	33
	21.9	Entire agreement	33
	21.10	Further assurances	33
	21.11	Continuing obligation	33
	21.12	Governing law and jurisdiction	34
	21.13	Joint and several liability	34
	21.14	No waiver	34
	21.15	Relationship between parties	34
	21.16	Severability	34
	21.17	Subcontracting	34
	21.18	Compliance with laws	34

Execution			35

Schedule 1 – GBST Software			39

iv

Master supply agreement

Dated 17/12/2020

Parties

GBST	GBST Holdings Ltd ABN 85 010 488 874

of Level 4, West Tower, 410 Ann Street, Brisbane, Queensland, Australia, 4000

Customer	OpenMarkets Australia Limited ABN 38 090 472 012

of Level 5, 500 Collins Street, Melbourne, Victoria, Australia, 3000

GBST Representative	Denis Orrock

Customer Representative	Ivan Tchourilov

Address for service of GBST	Level 4, West Tower, 410 Ann Street, Brisbane, Queensland, Australia, 4000

Address for service of Customer	Level 5, 500 Collins Street, Melbourne, Victoria, Australia, 3000

Commencement Date	Date of execution of this Agreement

Background

A	The Customer wishes for GBST to provide it with the Supplies as set out by the Schedules.

B	This agreement establishes a master framework under which GBST may agree to supply the Supplies to the Customer.

C	GBST has agreed to provide the relevant Supplies to the Customer on the terms of this agreement.

1

Agreed terms

1	Definitions and interpretation

1.1	Definitions

In this agreement:

Term	Definition

Access	means with respect to GBST or any Supplier Employees, actual access to any Customer Systems or facilities or Confidential Information or other property or assets of the Customer, whether by physical presence or by any electronic means, whether or not such access has been authorised, directly or indirectly, by the Customer or any person or entity acting on the Customer’s behalf;

Approved Purpose	means the approved purpose set out in the corresponding Schedule.

Approved Subcontractor	means any subcontractor engaged by GBST in relation to the performance or Services or provision of Supplies or other performance of the obligations of GBST under this Agreement who has been approved in writing by the Customer (including any Approved Subcontractor identified in a Schedule or Statement of Work).

ASX Rules	means the ASX Clear Operating Rules of ASX Clear Pty Limited ABN 48 001 314 503, the ASX Settlement Rules of ASX Settlement Pty Ltd ABN 49 008 504 532 and the ASX Operating Rules of ASX Limited ABN 98 008 624 691 as amended from time to time.

Australian Standards	means the standards published by Standards Australia Limited from time to time.

Business Day	means a day that is not a Saturday, Sunday or public holiday in Sydney, Australia or in relation to a Schedule, the business day definition set out in that Schedule.

Business Intelligence Reporting (BIR)	is a reporting application provided to GBST customers with pre- built reporting packages, report scheduling, multiple report exports, reporting database and self service reporting solutions.

Change Request Form	has the meaning in clause 2.2(a).

Claim	means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand.

Commencement Date	means the commencement date set out at the start of this agreement, or in relation to a Schedule, the commencement date set out in that Schedule or if no date is recorded, the date of the agreement or the relevant Schedule.

2

Term	Definition
Confidential Information	of a party means the terms of this agreement and any information:

	(a)	relating to the business and affairs of that party;

	(b)	relating to the customers, clients, employees, sub-contractors or other persons doing business with that party;

	(c)	which is by its nature confidential;

	(d)	which is designated as confidential by that party; or

	(e)	which the other party knows or ought to know, is confidential,

and includes all trade secrets, knowhow, financial information and other commercially valuable information of that party, and in the case of GBST, includes any GBST Software, Documentation and GBST Material and, in the case of the Customer, includes Customer Material.

Corporations Act	means Corporations Act 2001 (Cth).

Customer Developed Material	means materials (of any nature) created by or on behalf of the Customer but excluding any material developed for the Customer by GBST.

Customer Material	means any material provided by or to which access is given by the Customer to GBST for the purposes of this agreement including documents, object code, source code, configurations, equipment, hardware, reports, technical information, studies, plans, charts, drawings, calculations, tables, schedules and data stored by any means, and excludes any Developed Material.

Customer Representative	means the person set out as such at the start of this agreement or any replacement of that person nominated by the Customer.

Customer Responsibilities	means the Customer responsibilities set out in a Schedule.

Customer Systems	means all of the devices, hardware, systems, applications, operating systems, solutions, software, networks or network connections, services or other technology, services or infrastructure of the Customer.

Data	means:

(a)	all information provided by the Customer so GBST can supply the Services and/or the Supplies;

(b)	all information of or relating to the Customer or the Customer’s clients that is processed by or accessible to GBST in respect of the provision of the Supplies (including any client Personal Information or any other information relating to the Customer clients); and

(c)	all information transmitted, received, stored, processed, generated, compiled or modified through use, or in connection with the provision, of the Services and/or the Supplies.

3

Term	Definition

Developed Material	means materials (of any nature) created by or on behalf of GBST in the course of providing the Supplies excluding Customer Developed Material.

Disabling Code	means any back door, time bomb, logic bomb, trojan horse, worm, drop dead device or any other software intended or designed to permit access to, or use of, the GBST Software or any Customer Systems other than as expressly authorised by the Customer or disable, damage, corrupt, erase, or disrupt or impair the normal operation of, systems or associated data of the Customer.

Dispute	means a dispute referred to in clause 16.1.

Dispute Notice	means a notice referred to in clause 16.2(a).

Documentation	means any documentation (regardless of media) to be licensed to the Customer pursuant to the terms of a Schedule.

Fees	mean the fees set out in a Schedule and any other amounts contemplated by this agreement as being payable by the Customer to GBST.

First Level Discussions	means discussions referred to in clause 16.3.

Force Majeure Event	means any occurrence or omission outside a party’s control and:

(a)	a physical natural disaster including fire, flood, lightning or earthquake;

(b)	war or other state of armed hostilities (whether war is declared or not), insurrection, riot, civil commotion, act of public enemies, national emergency (whether in fact or in law) or declaration of martial law;

(c)	epidemic or quarantine restriction;

(d)	ionising radiation or contamination by radioactivity from any nuclear waste or from combustion of nuclear fuel;

(e)	failure of a third party service provider;

(f)	confiscation, nationalisation, requisition, expropriation, prohibition, embargo, restraint or damage to property by or under the order of any Government Agency;

(g)	law taking effect after the date of this agreement; and

(h)	strike, lock-out, stoppage, labour dispute or shortage including industrial disputes that are specific to a party or the party’s subcontractors.

GBST Material	means any material provided by or to which access is given by GBST to the Customer for the purposes of this agreement including documents, GBST Software, object code, source code, configurations, equipment, hardware, reports, technical information, studies, plans, charts, drawings, calculations, tables, schedules and data stored by any means, and includes all GBST Software.

4

Term	Definition

GBST Representative	means the person set out as such at the start of this agreement or any replacement of that person nominated by GBST

Government Agency	means:

(a)	a government or government department or other body;

(b)	a governmental, semi-governmental or judicial person; or

(c)	a person (whether autonomous or not) who is charged with the administration of a law.

GST	has the meaning given to that term in the GST Act.

GST Act	means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Act Supplier	means the entity making the Supply.

Input Tax Credit	has the meaning given to that term in the GST Act.

Insolvency Event	means any of the following events:

(a)	a controller (as defined in the Corporations Act) is appointed to the party, or over any of the property of the party;

(b)	the party becomes bankrupt;

(c)	a controlling trustee is appointed to the party, or over any of the property of the party;

(d)	the party or the party’s property becomes subject to a personal insolvency arrangement under part X Bankruptcy Act or a debt agreement under part IX Bankruptcy Act;

(e)	the party is unable to pay its debts when they become due and payable;

(f)	the party ceases to carry on business; or

(g)	any event happens in Australia or any other country or territory in respect of a party that is similar to any of the events or circumstances referred to in this definition.

Any event that takes place as part of a solvent reconstruction, amalgamation, merger, or consolidation, on terms approved in writing by the other party beforehand and in compliance with those terms is excluded from this definition.

Intellectual Property Rights	means all industrial and intellectual property rights, both in Australia and throughout the world, and includes any copyright, moral right, patent, registered or unregistered trade mark, registered or unregistered design, trade secret, knowhow, right in relation to semiconductors and circuit layouts, trade or business or company name, indication or source or appellation of origin or other proprietary right, or right of registration of such rights.

Interest	means interest on any payment owing under this agreement calculated:

5

Term	Definition

	(a)	at the rate which is 2% in excess of the published Australia and New Zealand Banking Group Limited variable interest rate for personal loans or, if lower, the maximum rate permitted by applicable law; and

	(b)	daily from the date on which such payment was due to the date on which the payment is made (both inclusive) including the relevant Interest.

Joint Venture Operator	has the meaning given to that term in the GST Act.

Known Disabling Code	means the Disabling Code should have been identified by GBST as known Disabling Code through a virus scan prior to delivery.

Loss	means loss, damage, liability, charge, expense, outgoing, payment or cost of any nature or kind, including all legal and other professional costs on a full indemnity basis.

Market Integrity Rules	means any market integrity rules made by ASIC in accordance with Part 7.2A of the Corporations Act, as amended from time to time.

Personal Information	has the meaning given to that term in the Privacy Act.

Personnel	means a party’s employees, secondees, directors, officers, contractors, professional advisers and agents.

Privacy Act	means the Privacy Act 1988 (Cth) and any ancillary rules, guidelines, orders, directions, directives, codes of conduct or other instruments made or issued there under, as amended from time to time.

Privacy Laws	means:

(a)	the Privacy Act;

(b)	the Australian Privacy Principles (or APPs) contained in Schedule 1 Privacy Act ; and

(c)	all other applicable laws, regulations, registered privacy codes, privacy policies and contractual terms in respect of the processing of Personal Information.

Progressive or Periodic Supply	means a Taxable Supply that satisfies the requirements of section 156-5 GST Act.

Recipient	has the meaning given to that term in the GST Act.

Related Body Corporate	has the meaning given to that term by section 9 Corporations Act.

Representative Member	has the meaning given to that term in the GST Act.

Requirements	means the business requirements, operational requirements, functional requirements, technical requirements, specifications or other requirements or specifications for the Supplies (if any) as specified in a Schedule or Statement of Work which GBST has agreed.

Schedule	means the schedules to this agreement from time to time (including any SOW entered into under a Schedule).

Second Level Discussions	means discussions referred to in clause 16.4(a).

Services	means any services contemplated by a Schedule.

6

Term	Definition

Service Levels	means the service levels specified in the relevant Schedule or Statement of Work.

Site	means a designated site set out in the relevant Schedule.

GBST Software	means any GBST Software contemplated by a Schedule and excludes Third Party GBST Software.

Statement of Work	means a statement of work entered into under the terms of a this agreement.

Supplier Employees	means, in relation to GBST, any employee, secondee, agent, principal. contractor and Approved Subcontractor who is an individual, and includes any person who is a prospective employee, secondee, agent, principal, contractor or subcontractor, who has or is to be granted Access;

Supplies	means all items, deliverables and services to be provided by or on behalf of GBST to the Customer under or in accordance with this agreement including any Schedule, and including GBST Software and Services.

Supply	has the meaning given to that term in the GST Act.

Taxable Supply	has the meaning given to that term in the GST Act.

Tax Invoice	has the meaning given to that term in the GST Act.

Term	means the term contemplated by clause 5.1.

Third Party GBST Software	means any GBST Software that is not owned or licensed to the Customer by GBST.

1.2	Interpretation

In this agreement:

(a)	a singular word includes the plural and vice versa;

(b)	a word which suggests one gender includes the other gender;

(c)	a reference to a clause, Schedule, annexure or party is a reference to a clause of, and a Schedule, annexure or party to, this agreement and references to this agreement include any Schedules or annexures;

(d)	a reference to a party to this agreement or any other document or agreement includes the party’s successors, permitted substitutes and permitted assigns;

(e)	if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(f)	a reference to a document or agreement (including a reference to this agreement) is to that document or agreement as amended, novated, supplemented, varied or replaced;

(g)	a reference to legislation or to a provision of legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

7

(h)	a reference to a person includes a corporation, trust, partnership, unincorporated body, government and local authority or agency, or other entity whether or not it comprises a separate legal entity;

(i)	a reference to ‘month’ means calendar month;

(j)	no rule of construction applies in the interpretation of this agreement to the disadvantage of the party preparing the document on the basis that it put forward this document or any part of it;

(k)	a reference to ‘$’ or ‘dollar’ is to Australian currency;

(l)	the meaning of any general language is not restricted by any accompanying example, and the words ‘includes’, ‘including’, ‘such as’ or ‘for example’ (or similar phrases) do not limit what else might be included;

(m)	a reference to ‘writing’ includes any method of representing or reproducing words, figures or symbols in permanent and visible form, but does not include electronic form unless expressly stated to include electronic form;

(n)	clause headings are for convenient reference only and have no effect in limiting or extending the language to which they refer;

(o)	a reference to a clause means the relevant clause in the agreement clauses unless the reference or context requires otherwise; and

(p)	a reference to a party is a reference to GBST or the Customer, and a reference to the parties is a reference to both GBST and the Customer.

1.3	Precedence

If there is any inconsistency between the provisions of this agreement a descending order of precedence will be accorded to:

(a)	the Schedules – providing that any contrary position set out in a Schedule expressly identifies the extent to which the corresponding provision in these terms does not apply, by reference to the specific clauses;

(b)	any Statement of work – providing that any contrary position set out in a Statement of Work expressly identifies the extent to which the corresponding provision in these terms does not apply, by reference to the specific clauses;

(c)	the agreement clauses; and

(d)	the annexures,

so that the provision in the higher ranked document, to the extent of the inconsistency, will prevail.

2	Supply and variation

2.1	Details of Supplies set out in Schedules

(a)	The Schedules (or any Statement of Work) set out the details of the Supplies to be supplied by GBST to the Customer.

8

(b)	The parties may from time to time agree additional Schedules (or Statement of Work) to this agreement in the manner contemplated by clause 2.2, in which case terms defined in this agreement apply to the additional Schedule or Statement or Work unless otherwise defined in the additional Schedule (or Statement of Work) in which case they have the meaning given to the relevant terms in the additional Schedule (or Statement of Work) so far as they relate to that additional Schedule (or Statement of Work).

2.2	Change Control Procedure

Either party can make a written request to the other party for any variation, deletion or addition to the Supplies at any time. GBST may consent to proceed with the variation, deletion or addition by way of GBST’s short-form change request document (as made available by GBST from time- to-time) signed by each party or, alternatively, GBST may require the parties to use the formal change control process set out below:

(a)	for the purpose of considering a variation the party making the request will deliver a change request to the other party in the format prescribed by GBST from time-to-time (Change Request) specifying:

(i)	the proposed variation including the details of any changes required to this agreement, any Schedule, Statement of Work, the system specifications, project plan or other related documentation;

(ii)	the objective or purpose of the proposed variation;

(iii)	the requirements and specifications of any deliverables to be delivered;

(iv)	how the proposed variation would be implemented; and

(v)	the requested prioritisation and timetable for the implementation of the proposed variation;

(b)	the parties will co-operate and consult with each other in discussing the scope and nature of the Change Request, the availability of necessary personnel, expertise and resources, and the time period in which the Change Request can be implemented;

(c)	as soon as practicable after the parties have met to discuss the proposed Change Request, GBST will prepare a written submission setting out:

(i)	the proposed variations to this agreement, Schedule, the Statement of Work, the system specifications, project plan or other related documentation; and

(ii)	an estimate of the cost of performing the variations in accordance with the agreed payment method, including an estimate of the total time GBST anticipates the variations will require;

(d)	the parties will then meet or speak to determine whether to proceed with the proposed Change Request;

(e)	both parties agree to act reasonably and to act promptly in considering any Change Request;

(f)	if the parties agree to proceed on the basis of GBST’s written submission, this agreement, the applicable Statement of Work, the system specifications, project plan or other related documentation will be amended by the inclusion of the signed and dated Change Request. The parties shall perform their respective obligations in accordance with any executed Change Request; and

9

(g)	nothing will oblige or require GBST to make any changes until the Customer and GBST have signed and dated the Change Request.

2.3	Related Bodies Corporate

(a)	Subject to paragraph 2.3(g), Customer Related Bodies Corporate may receive, use and enjoy the benefits of Supplies subject to paragraphs 2.3(f) and 2.3(g), provided by GBST in accordance with this agreement.

(b)	The Customer will be entitled to recover all Loss suffered or incurred by Customer Related Bodies Corporate (other than Customer) in connection with this agreement, as though that Loss was suffered or incurred by the Customer, where the Customer would have been entitled to recover that Loss from GBST under this agreement had Customer suffered or incurred that Loss itself (Group Entity Loss).

(c)	The Customer will ensure that no Customer Related Bodies Corporate (other than the Customer) brings a Claim against GBST in respect of any Group Entity Loss.

(d)	The Customer will be solely liable for any Loss GBST is entitled to recover under this agreement in connection with the acts and omissions of any Customer Related Bodies Corporate receiving, using and enjoying the benefits of Supplies and GBST must not make a Claim against any Customer Related Bodies Corporate (other than the Customer) in respect of such acts or omissions.

(e)	Where a Customer Related Body Corporate receives, uses or enjoys the benefits of Supplies provided by GBST under this agreement, the Customer must ensure that the Customer Related Body Corporate complies with this agreement and does not (by act or omission) do anything which if done by the Customer (by act or omission) would constitute a breach of this agreement.

(f)	GBST may require that the Customer Related Body Corporate seeking the Supplies enter into a separate agreement with GBST on substantially similar terms to those set out in this agreement, with such variations as are necessary to address any matter GBST considers necessary using substantially the form of agreement set out in Annexure A (RBC Agreement). In the event there is a RBC Agreement, paragraphs 2.3(a) to 2.3(e) do not apply and the RBC Agreement is interpreted in accordance with its terms.

(g)	The Customer will provide GBST with prior written notice of the Customer’s intention to make the Supplies available to a Customer Related Body Corporate (other than the Customer). GBST may refuse to allow a Customer to provide a Customer Related Body Corporate with access to Supplies where GBST can show, acting reasonably, that doing so would be prejudicial to GBST’s business interests (including (but not limited to) because it would harm GBST’s reputation, would require GBST to supply a competitor, or is prohibited by law).

(h)	The Customer agrees that GBST may use one of more of its Related Bodies Corporate to deliver the Supplies or part of the Supplies.

(i)	On request by a GBST Related Body Corporate (other than GBST) the Customer must enter into a separate agreement with that GBST Related Body Corporate for the Supplies on the same terms as this agreement (excluding any Statements of Work that are specific to GBST), subject to any specific changes required in order to address local conditions and requirements applicable in the jurisdiction in which the GBST Related Body Corporate will provide the Supplies (or part of the Supplies).

10

2.4	General obligations

(a)	GBST does not warrant that it will be capable of providing the Supplies at or by specific times requested by the Customer during the term of this agreement, except to the extent described in a Schedule or Statement of Work.

(b)	GBST will not be responsible or liable for any failure to meet any time or deadline for providing the Supplies set out in a Schedule where it is delayed by an act or omission of the Customer or a third party. Where such a delay occurs, GBST will be allowed an extension of time to perform the Supplies equal to the impact of the delay caused by the Customer or the third party.

(c)	During the Term, the Customer will make available to GBST adequate information and facilities necessary to perform the Supplies together with any requirements specified in the Schedule.

(d)	Each party must effect and maintain adequate insurance with a reputable insurer, to cover its obligations under this agreement and in the case of GBST, relevant to the size and scale of its business and the services provided to the Customer under this agreement including not less than AUD 5 million in professional indemnity insurance. Each party must provide written evidence of the currency of such insurance policies whenever required by the other party.

(e)	Each party:

(i)	will, and will take reasonable steps to procure that its Personnel will, comply with all applicable anti-bribery and corruption laws and regulations; and

(ii)	warrants and represents that it:

(A)	has not taken;

(B)	is not aware that any of its Personnel have taken;

(C)	will not take; and

(D)	will take reasonable steps to procure that its Personnel do not take,

any action in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of anything of value (an Advantage) to any person (including, without limitation, any Personnel of the other party) in the knowledge that all or any part of the relevant Advantage will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage.

2.5	On Site availability

(a)	If GBST provides any Supplies at a Site or other premises of the Customer:

(i)	the Customer must provide a safe Site or premises for GBST and comply and ensure its personnel comply with state and federal laws relating to health and safety, discrimination and harassment;

(ii)	the Customer must be present at its premises at the required times to enable GBST to perform its obligations at the times reasonably required by GBST under this agreement; and

11

(iii)	the Customer must provide the contact details for individuals that can be contacted at any time to provide GBST with immediate access to the Site if necessary for GBST to comply with its obligations under this agreement.

(b)	The Customer shall ensure that it has obtained, paid for, prepared, installed, configured and (if applicable) networked any equipment and GBST Software in preparation for GBST’s provision of the Supplies by the appropriate time.

2.6	Prohibited conduct

The Customer must not:

(a)	perform any illegal or unlawful acts in connection with receipt or use of the Supplies; and

(b)	use the Supplies:

(i)	to engage in fraudulent behaviour;

(ii)	to gain unauthorised access to or interfere with any third party’s online resources or systems including any form of hacking;

(iii)	to circumvent any security measures;

(iv)	in a way that Customer knows or ought to reasonably know, infringes any third party’s Intellectual Property Rights; or

(v)	in a way that disrupts, misuses or excessively uses (other than as part of a pre- agreed performance testing or penetration testing exercise) the hardware, bandwidth access, storage space or other resources of GBST or GBST’s other customers.

2.7	Suspension

Without limiting any other remedy GBST may have under this agreement or at law, GBST may (provided it acts reasonably and in good faith) suspend the Customer’s access to the Supplies if:

(a)	GBST has reasonable grounds to suspect that the Customer has done or is likely to do any of the things described in clause 2.6;

(b)	a third party alleges and provides reasonable evidence that the Customer has done or threatened to do any of the things described in clause 2.6; or

(c)	GBST receives a notice from a third party with a legitimate interest to be protected (including any regulatory body) requiring GBST to cease providing the Supplies to the Customer or remove any content the Customer is making available through the Supplies. Subject to any contrary legal requirements, GBST shall provide Customer with a copy of the notice.

GBST shall restore Customer’s access to the Supplies as soon as reasonably possible once the reason for the suspension has been addressed or removed.

12

2.8	Provision of Services

Without limiting the obligations of GBST under any other applicable provision of this Agreement, in providing the Supplies GBST must:

(a)	provide all Services and/or deliverables described in a relevant Schedule or Statement of Work, and all resources, technology and consumables necessary for the provision of those Supplies (except to the extent the relevant Statement of Work requires the Customer to provide resources, technology or consumables);

(b)	comply with any reasonable directions or instructions given to GBST by the Customer regarding the Services in accordance with the Customer’s policies as they are specifically identified in a Schedule or Statement of Work;

(c)	ensure that each Supply comply with the Requirements;

(d)	perform the Services and deliver the Supplies to the Customer in accordance with the timeframes for the completion or delivery (or any part thereof) specified in the relevant Schedule or Statement of Work or otherwise agreed in writing with the Customer;

(e)	perform the Services with all due skill and care;

(f)	provide to the Customer all documentation necessary for the Customer to be able to receive the benefit of and use and exploit the Supplies and ensure that documentation remains current and up to date (including by supplying updated documentation to the Customer);

(g)	comply with all laws and regulatory requirements relevant to the provision of the Services; and

(h)	agrees to negotiate with the Customer in good faith any changes required to this Agreement in the event of a change to ASX Rules or Market Integrity Rules.

2.9	Service Levels

(a)	GBST must use reasonable endeavours in providing the Supplies so that it meets or exceeds all of the Service Levels. GBST must:

(i)	provide all assistance reasonably requested by the Customer in relation to any monitoring of Service Level compliance undertaken or proposed to be undertaken by the Customer;

(ii)	if requested by the Customer, provide to the Customer with a report (in a form set out in a relevant Statement of Work or Schedule or otherwise as required by the Customer acting reasonably) no more than quarterly, detailing GBST’s performance against each of the Service Levels during the previous quarter;

(iii)	meet with the Customer not more than quarterly if requested by the Customer to review GBST’s performance against the Service Levels; and

(iv)	if at any time GBST is unable to provide the Supplies or a component of the Supplies or meet its obligations under this agreement, or if GBST considers that it is likely that it will become unable to do so, GBST must give notice to the Customer immediately including particulars of the Supply which GBST is unable, or may become unable, to provide.

(b)	If GBST fails to comply with the Service Levels then:

(i)	GBST must correct the failure to comply as soon as possible and take all reasonable steps to ensure the failure does not re-occur; and

13

(ii)	the Customer may require that GBST prepare and deliver to the Customer a report identifying the cause for the failure to comply with the Service Levels and the steps taken by GBST to prevent future non-compliance.

2.10	Co-operation with investigations

GBST agrees to co-operate with regulatory investigations by:

(a)	providing promptly to the Customer, and in a time frame required by any investigation, any information, document or record which GBST holds or information known to GBST of GBST Personnel and which is required to be provided by the Customer to the ASX, ASIC or other regulator. GBST’s compliance with this subclause (a) is conditional on the Customer providing the request to GBST promptly after the Customer receives the request from the regulator;

(b)	permitting a regulator to attend at the premises of GBST for the purpose of an investigation.

3	Fees and invoices

(a)	GBST must invoice the Customer from time to time for the Fees.

(b)	The Custome rmust pay an invoice issued GBST by the date specified on the invoice, or otherwise within 30 days after the date of issue of the invoice.

(c)	GBST may charge for its reasonable accommodation, travel, subsistence and other expenses incurred in the course of performing this agreement in accordance with its normal expenses charging policies. Where reasonably practicable, expenses will be pre-agreed with the Customer in advance and charged on an actual basis.

(d)	If GBST is receiving goods or services from a third party and passing these onto the Customer, GBST is entitled to increase the cost of such goods or services in line with any increases the third party supplier may apply to these goods and services. GBST will endeavour to provide as much notice to the Customer as possible when it receives notification from a third party that there will be an increase.

(e)	The Customer shall pay GBST electronically to GBST’s bank account or by any payment method reasonably stipulated by GBST. No payment shall be considered paid until it is received in cleared funds by GBST.

(f)	Unless otherwise stipulated in this agreement or agreed in writing between the Parties, payment shall be in the currency in force in Australia from time to time.

(g)	Payment of all sums due to GBST under this agreement shall be made by the Customer in full without any set-off, deduction or withholding whatsoever, other than an amount which is disputed by the Customer as being payable to GBST.

(h)	If the Customer is late in paying any part of any monies due to GBST, GBST may (without prejudice to any other right or remedy available to it whether under this agreement or by any statute, regulation or bye-law) do any or all of the following:

(i)	charge Interest on the amount due but unpaid; on all late payments and on amounts that have been disputed where the dispute has been resolved in GBST’s favour from time to time; and

14

(ii)	subject to senior representatives of the parties having sought to resolve the late payment issue internally between themselves but having not been able to do so pursuant to the terms of this agreement, suspend performance of this agreement and any other agreement between the parties until payment in full has been made provided that GBST shall first have given to the Customer at least seven days’ notice that performance would be suspended if the outstanding sums are not paid in full; and

(iii)	subject to senior representatives of the parties having sought to resolve the late payment issue internally between themselves but having not been able to do so pursuant to the terms of this agreement, notify the Customer that it is suspending any Supplies with immediate effect until GBST receives all outstanding sums in full, provided that GBST shall first have given to the Customer at least seven days’ notice that the Supplies would be suspended if the outstanding sums are not paid in full.

(i)	The Customer is liable for, and indemnifies GBST from and against its costs incurred or suffered in connection with the recovery of overdue Fees or other payments in connection with this agreement.

4	Warranties

4.1	Capacity warranties

Each party represents and warrants, and it is a condition of this agreement, that:

(a)	it is a corporation as that expression is defined in the Corporations Act having limited liability, incorporated (or taken to be incorporated) or registered and validly existing under the Corporations Act;

(b)	it has the corporate power to own its assets and to carry on its business as that business is now being conducted;

(c)	it has full power and authority to enter into and perform its obligations under this agreement;

(d)	it has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms;

(e)	the execution, delivery and performance by it of this agreement does not and will not violate:

(i)	its constitution or other constituent documents; or

(ii)	any encumbrance or document which is binding upon it or any Related Body Corporate or any assets of it or any assets of a Related Body Corporate;

(f)	no litigation, arbitration, dispute or administrative proceeding has been commenced, is pending or to its knowledge threatened, by or before any Government Agency, and no judgment or award has been given, made or is pending, by or before any Government Agency, which in any way questions its power or authority to enter into or perform its obligations under this agreement; and

(g)	it does not, and its assets do not, enjoy immunity from any suit or execution.

4.2	Repeating warranties

The representations made and warranties given in clause 4.1 are regarded as repeated each day during the Term with respect to the facts and circumstances then subsisting.

15

5	Term and termination

5.1	Term

(a)	The agreement commences on the Commencement Date and continues until terminated in accordance with clause 5.

(b)	Subject to clause 5.1(a), 5.2 and 5.3, this agreement will continue until expiry or termination of the last Schedule or Statement of Work (which ever comes last) made under this agreement.

(c)	Each Schedule and any annexure to a Schedule commences on the Commencement Date specified in the relevant Schedule and continues until the relevant Schedule terminates or expires in accordance with the terms of the relevant Schedule or this agreement.

(d)	Each Statement of Work commences on the date specified in that Statement of Work, and continues until it terminated or expires in accordance with terms of the relevant Statement of Work or this agreement.

5.2	Termination for breach

(a)	If:

(i)	a party (the first party) commits a breach of a Schedule or SOW (or a breach of this agreement that only relates to the Supplies under a single Schedule or SOW) that has a material and adverse effect on the other party; and

(ii)	fails to remedy that breach within 30 days of receiving notice from the other party requiring the first party remedy that breach (where capable of remedy) (notice period);

then the other party may terminate that Schedule or SOW by notice to the first party in which case that Schedule or SOW will terminate on the date specified in that notice or, if no date is specified, at the expiry of the notice period.

(b)	If:

(i)	a party (the first party) commits a breach of this agreement (other than in a Schedule or SOW or breach that only relates to the Supplies under a single Schedule or SOW) that has a material and adverse effect on the other party; and

(ii)	fails to remedy that breach within 30 days of receiving notice from the other party requiring the first party remedy that breach (where capable of remedy) (notice period); or

(iii)	an Insolvency Event occurs in relation to the other party,

then the other party may terminate this agreement by notice to the first party in which case this agreement will terminate on the date specified in that notice or, if no date is specified, at the expiry of the notice period.

16

5.3	Termination for competition

To the extent permitted by the Law:

(a)	GBST may terminate this agreement on 6 months’ notice to the Customer if the Customer commences or engages in, whether directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, shareholder, partner or party to a joint venture, any of the following businesses or undertakings as its principal business or undertaking and not as a business or undertaking incidental to its business, in competition with GBST or GBST’s Related Bodies Corporate:

(i)	development of software of the same or similar kind as Shares, DCA and Margin Lending; or

(ii)	maintenance of software of the same or similar kind as the software described in clause 5.3(a)(i).

(b)	The Customer shall not be taken for the purposes of this clause 5.3 to have engaged in carrying on business or undertaking in competition with GBST solely because it holds less than 10% of the issued shares or units in a company or trust listed on a stock exchange which carries on or is engaged in a business or undertaking in competition with GBST.

5.4	After termination or expiry of this agreement

(a)	On termination or expiry of this agreement accrued rights or remedies of a party are not affected.

(b)	Within a reasonable time following termination or expiry of this agreement, each party must deliver to the other party (the Owner) any of the Owner’s Confidential Information, Documentation, data or other property in its care, custody or control, at the Owner’s Cost.

5.5	Survival

Termination or expiry of this agreement will not affect indemnities, clauses 3, 5.3, 5.4, 6, 7.3, 9, 12, 13, 14, 16, 19 and 21.6, or any provision of this agreement which is expressly or by implication intended to come into force or continue on or after the termination or expiry.

6	Audit

6.1	Access and inspection

(a)	No more than once per year and on at least 30 days’ prior written notice, a party (the first party) must allow the other party or its authorised representatives to:

(i)	access the first party’s premises; and

(ii)	inspect and copy the first party’s relevant records, documents and equipment, to verify the first party’s compliance with this agreement.

(b)	For the purposes of complying with clause 6.1 the first party must promptly give the other party, or the other party’s authorised representatives, any assistance they reasonably require. If any audit continues for more than 5 days, the first party may charge the other party for any time spent assisting that other party beyond those 5 days.

(c)	Nothing in this clause 6.1 permits the Customer or its nominated representatives to access any GBST premises, records, document and equipment, other than the principal GBST premises (and the corresponding records, documents and equipment) involved in the delivery of the Supplies.

17

(d)	If a party intends to use an authorised representative to exercise its rights under clause 6.1, it must provide the first party with the authorised representative’s full name and the first party may require the authorised representative to enter into a confidentiality agreement with the first party prior to any access being granted to the authorised representative.

6.2	Failure to comply

If the inspection or verification contemplated by clause 6.1 reveals a party (the first party) has failed to comply with this agreement then:

(a)	the other party’s costs in connection with that inspection or verification must be paid by the first party; and

(b)	any amounts including the Fees which have been underpaid by the first party must be immediately paid to the other party by the first party together with the applicable Interest.

7	Intellectual property

7.1	GBST Material

(a)	The Customer must only use GBST Material in accordance with any directions given by GBST from time to time (which shall be deemed to include any use permitted by this agreement).

(b)	The Customer is responsible for the safe keeping of any GBST Material provided to the Customer.

7.2	No assignment

GBST Material remains the property of GBST and unless otherwise specified in a Schedule, nothing in this agreement grants the Customer any Intellectual Property Rights in GBST Material or other Intellectual Property Rights of GBST.

7.3	Licence of Customer Material

(a)	The Customer grants to GBST a non-exclusive, non-transferrable, irrevocable (for the Term unless this agreement is validly terminated) licence to exercise the Intellectual Property Rights in any Customer Material for the Term to the extent necessary to fulfil its obligations under this agreement.

(b)	The licence granted under clause 7.3(a) includes the right to sublicense to a GBST Related Body Corporate.

(c)	The licence granted under clause 7.3(a) is non-assignable.

(d)	The Customer is liable for, and indemnifies GBST from and against, all loss or damage (including legal costs) incurred or suffered by GBST however caused in connection with any alleged or actual infringement of a third party’s Intellectual Property Rights or other right in connection with the Customer Material.

7.4	No use of GBST’s marks

The Customer must not, and must ensure that its officers, employees, agents and subcontractors do not, use the trade marks or logos of GBST except with the prior consent of GBST and as expressly provided in this agreement.

18

7.5	Infringement

(a)	If the Customer suspects or becomes aware of any infringement or unauthorised use of GBST Material by a third party then the Customer must:

(i)	immediately notify GBST of the infringement or unauthorised use; and

(ii)	take any action required by GBST (acting reasonably) in connection with the infringement or unauthorised use.

(b)	If GBST suspects or becomes aware of any infringement or unauthorised use of the Customer Material by a third party then GBST must:

(i)	immediately notify the Customer of the infringement or unauthorised use; and

(ii)	take any action required by the Customer (acting reasonably) in connection with the infringement or unauthorised use.

7.6	The Customer Material

(a)	GBST shall only use the Customer Material in accordance with any directions given by the Customer (which shall be deemed to include any use required to provide the Supplies).

(b)	GBST is responsible for the safe keeping and maintenance of any the Customer Material provided to GBST.

7.7	No assignment

The Customer Material remains the property of the Customer and nothing in this agreement grants GBST any Intellectual Property Rights in the Customer Material or other Intellectual Property Rights of the Customer.

7.8	No use of the Customer’s marks

GBST shall not, and shall ensure that its officers, employees, agents and subcontractors do not, use the trademarks or logos of the Client except with the prior written consent of the Client except as expressly provided in this agreement (which shall be deemed to include any use required to provide the Supplies).

8	Licence

8.1	Licence

GBST grants the Customer a non-exclusive, non-transferable, irrevocable (for the Term unless this agreement is validly terminated) licence for the Term to use the Documentation and:

(a)	install and run the GBST Software for the Approved Purpose at the Site; or

(b)	access the GBST Software by way of a hosted service provided by GBST or a service provider to GBST, for the Approved Purpose and for the Licensed Number of Users (if any),

as set out in the relevant Schedule.

19

8.2	Sublicensing

For clarity, the licence under clause 8.1 does not include the right to sublicense to third parties (except solely for the purposes of clause 2.3(a)).

8.3	Infringement exceptions

The Customer agrees not to:

(a)	decompile, disassemble or reverse engineer the whole or any part of the GBST Software;

(b)	use the Documentation or the GBST Software other than as expressly permitted under clause 8.1;

(c)	make any modification to or adaptation of the GBST Software or Documentation; or

(d)	merge all or any part of the GBST Software with any other GBST Software.

9	IP Ownership and Assignment

9.1	Vesting, assignment and ownership

(a)	Any Developed Material is owned by GBST, and to the extent Developed Material does not automatically vest in GBST, the Customer assigns all Intellectual Property Rights in or in relation to any Developed Material to GBST.

(b)	Any Customer Developed Material is owned by Customer and to the extent Customer Material does not automatically vest in Customer, GBST assigns all Intellectual property Rights in or in relation to any Customer Developed Material to Customer.

9.2	Further assurances

(a)	If requested by GBST, the Customer must bring into existence, sign, execute or otherwise deal with any document or take any action which may be necessary to enable the vesting of the Intellectual Property Rights contemplated by clause 9.1 in GBST.

(b)	If requested by Customer, GBST must bring into existence, sign, execute or otherwise deal with any document or take any action which may be necessary to enable the vesting of the Intellectual Property Rights contemplated by clause 9.1 in Customer.

10	GBST Software

10.1	Installation

The Customer is responsible for installing the GBST Software (where relevant) unless GBST has agreed to host the GBST Software or otherwise agreed by GBST in writing.

10.2	Customer resources

(a)	The Customer acknowledges and agrees that the GBST Software may require certain Third Party GBST Software and hardware to function and GBST will provide all Third Party GBST Software referred to in the table in the Schedule.

20

10.3	GBST Software versions

(a)	The Customer is liable for, and indemnifies GBST from and against, all loss or damage (including legal costs) incurred or suffered by GBST however caused in connection with:

(i)	use by the Customer of a version of the GBST Software that is older than the earliest version of the GBST Software the Customer is permitted to use under the relevant Schedule; and

(ii)	the Customer installing updates or upgrades to the GBST Software in any order other than the order in which the updates and upgrades were released by GBST.

10.4	Not error free

The Customer acknowledges and agrees that the GBST Software is not error free, and that the GBST Software may contain errors that cause it to malfunction or not operate in the manner documented in the Documentation.

10.5	Directions

The Customer must comply with all directions given by GBST in connection with the Customer’s installation (unless GBST has agreed to host the GBST Software) and use of the GBST Software.

10.6	End user licence terms

Not used.

10.7	GBST Software indemnity

If proceedings brought by a third party against the Customer in Australia during the Term establish that the Customer’s use of the GBST Software in the manner permitted under this agreement infringed that third party’s copyright in Australia, and the Customer has:

(a)	promptly notified GBST on becoming aware of such proceedings or the threat of such proceedings;

(b)	allowed GBST to modify or replace the GBST Software with alternative GBST Software;

(c)	provided GBST with all reasonable assistance required by GBST in relation to such defence; and

(d)	taken all available steps to mitigate loss or damage suffered by the Customer in connection with such proceedings,

(e)	then, GBST will defend such proceedings or threat of proceedings and must indemnify the Customer against any final judgment given or payment in settlement (provided GBST has consented to the settlement) in relation to such proceedings.

11	Supply of Services

11.1	Request for Services

(a)	GBST agrees to provide the Services in Schedule 1 and the annexures thereto.

(b)	If contemplated by a Schedule, the Customer may from time to time place a request with GBST for additional Services (each a Services Request).

21

11.2	Supply

(a)	If GBST notifies the Customer that it accepts a Services Request then GBST will provide the Services in the manner set out in the Services Request to the Customer. GBST hereby provides notice of its acceptance of the Service Request set out in Schedule 1.

(b)	For clarity, GBST may elect not to accept a Services Request other than a Service Request set out in Schedule 1.

11.3	Customer’s requirements

(a)	The Customer must:

(i)	if required, give GBST access to the Customer’s premises and the Site to enable GBST to provide the Services;

(ii)	give GBST all information and assistance necessary to enable GBST to provide the Services;

(iii)	follow the directions of GBST in connection with the provision of the Services;

(iv)	ensure that GBST is provided with the contact details of customer personnel that can be contacted at any time and who are authorised to take all steps necessary to facilitate GBST complying with its obligations under this agreement (for example, to authorise corrective action by GBST in the event of a critical incident);

(v)	promptly perform any Customer Responsibilities; and

(vi)	cooperate with GBST and act reasonably in connection with this agreement and receipt of the Services.

(b)	The Customer acknowledges and agrees that if the Customer does not comply with clause 11.3 of this agreement then GBST may be unable to supply Services to the Customer.

12	Confidential Information and data security

12.1	Obligations of confidence

Each party agrees to keep confidential, and not to use or disclose, other than as permitted by this agreement, any Confidential Information of the other party provided to or obtained by that party before or after entry into this agreement.

12.2	Exclusions

The obligations of confidence in clause 12.1 do not apply to Confidential Information:

(a)	that is required to be disclosed by applicable law, or under compulsion of law by a court or Government Agency or by the rules of any relevant stock exchange or regulator, as long as the disclosing party:

(i)	discloses the minimum amount of Confidential Information required to satisfy the law or rules; and

22

(ii)	before disclosing any information and subject to any applicable law, gives a reasonable amount of notice to the other party and takes all reasonable steps (whether required by the other party or not) to maintain such Confidential Information in confidence;

(b)	that is in the public domain otherwise than as a result of a breach of this agreement or other obligation of confidence; or

(c)	that is already known by, or rightfully received, or independently developed, by the recipient of that Confidential Information free of any obligation of confidence.

12.3	Restriction on disclosure

(a)	Each party may use and disclose Confidential Information of the other party only:

(i)	with the prior written consent of the other party; or

(ii)	to that party’s directors, agents, professional advisors, employees, contractors and permitted sub-contractors solely for the exercise of rights or the performance of obligations under this agreement.

(b)	If either party discloses Confidential Information under clause 12.3(a), that party must ensure that such information is kept confidential by the person to whom it is disclosed and is only used for the purposes of performing the Services under this agreement.

12.4	Injunctive relief

Each party acknowledges that:

(a)	the other party may suffer financial and other loss and damage if any unauthorised act occurs in relation to Confidential Information of the other party, and that monetary damages would be an insufficient remedy; and

(b)	in addition to any other remedy available at law or in equity, the other party is entitled to injunctive relief to prevent a breach of, and to compel specific performance of clause 12.

12.5	Data security

(a)	GBST must:

(i)	only use and access the Data to the extent required for the purposes of performing its obligations under this agreement and for no other purpose and not allow or permit any third party to access or use the Data without the prior written consent of the Customer;

(ii)	not modify or change the format of the Data except as expressly permitted by this agreement, or as required because of an Upgrade, or with the written consent of the Customer;

(iii)	ensure that the Customer has and is granted access to the Data in the possession or control of GBST, the GBST Personnel or any Approved Sub-Contractor as and when such access is required by the Customer during the Term;

(iv)	ensure that all Data is stored and made available to the Customer in the format specified in this agreement, a relevant Schedule or Statement of Work or if no such format is specified, in a format agreed by the parties, acting reasonably.

23

(b)	GBST will make back-ups of Data as specified in the relevant Schedule or Statement of Work and will store and retain such back-ups and provide the Customer with access to such back-ups at a charge as specified in the relevant Schedule or Statement of Work.

(c)	If any Data is lost, destroyed, altered or unable to be accessed as a result of an act or omission of GBST in connection with the provision of the Supplies (whether negligent or otherwise), GBST will take all practicable measures and regardless of cost, convenience or technical difficulty, to restore the Data as soon as possible, and in any event within agreed minimum service levels. Any such measures will be taken at GBST’s cost.

(d)	The Data remains the sole property of the Customer and GBST will not assert that there exists any charge or lien over or including any Data, and GBST must not assert any other right to payment (however levied) in respect of access to, or other use of, the Data.

(e)	Without limiting GBST’s other obligations under this Agreement, GBST must take measures in accordance with best industry practice to ensure the security, safety and integrity of the Data which comes into the power, possession or control of GBST and must ensure that such Data is not subject to any misuse, interference or loss, unauthorised access, modification or disclosure. Without limiting the above, GBST must:

(i)	ensure that physical security and entry controls to protect areas that contain Data and information processing facilities are implemented and maintained;

(ii)	implement and maintain best practice computer system access controls and management;

(iii)	implement and maintain current data security and virus screening procedures and technologies, in accordance with best industry practice;

(iv)	update its data security and virus screening procedures and technologies to respond to new data security threats or issues; and

(v)	comply at all times with the data security standards or requirements set out in a relevant Schedule or Statement of Work.

12.6	Disabling Code

GBST must ensure that the GBST Software and other deliverables under this agreement do not contain or introduce any Known Disabling Code and must deploy appropriate controls (including anti-virus software) for the purposes of preventing contamination by Disabling Code of the GBST Software, other deliverables or Customer Systems.

12.7	Data breach monitoring

(a)	In the event GBST experiences or suspects a data breach that impacts or may impact on any Personal Information or Confidential Information provided to GBST by or own behalf of the Customer, then GBST will undertake an assessment of the breach or possible breach in accordance with its data breach response plan and GBST will notify the Customer without delay by emailing the Customer Representative, if (after conducting its assessment) GBST believes or has reason to suspect that there has been any unauthorised access to, disclosure, use or alteration of the Personal Information or Confidential Information provided to it by or own behalf of the Customer.

24

(b)	If a notification is made to the Customer pursuant to clause 12.7(a) GBST must:

(i)	immediately do all within its power to remedy any breach and its consequences. The Customer acknowledges and agrees that if breach is caused by something which is external to GBST or its Approved Subcontractors, the Customer may need to assist GBST in remedying the breach and its consequences; and

(ii)	take all necessary action to prevent any recurrence of such breach or potential breach if the breach was caused by GBST or an Approved Subcontractor;

(iii)	provide the Customer with a written report detailing the cause of, and procedure for correcting, the breach and its consequences or potential breach; and

(iv)	take all necessary action to prevent any recurrence of such breach or potential breach.

The Customer acknowledges and agrees that if the breach or possible breach is caused by the Customer that the Customer will pay GBST for all time GBST spends investigating and remedying the breach or potential breach.

13	Privacy

13.1	Disclosure

(a)	Each party must not disclose Personal Information provided by the other party without the prior authority of the party unless the disclosure is required:

(i)	for the purposes of this agreement; or

(ii)	by law.

(b)	Where permitted, each party must immediately notify the other party where it becomes aware that a disclosure of Personal Information provided by the other party may be required by law.

(c)	Each party must not transfer Personal Information provided by the other party outside Australia or allow parties outside Australia to access such Personal Information, without the prior approval of the other party.

13.2	Use of Personal Information

Each party must process all Personal Information:

(a)	in compliance with the Privacy Laws (regardless of whether or not the party is otherwise obliged to comply with the Privacy Laws); and

(b)	only for the purposes of this agreement.

13.3	Customer obligations

(a)	The Customer must assist GBST to comply with GBST’s obligations under Privacy Laws.

(b)	The Customer must ensure that it has obtained all consents and made all disclosures necessary to enable GBST to lawfully handle the Personal Information provided to it by the Customer to the extent permitted under this agreement.

25

13.4	Unauthorised use

(a)	Each party must take reasonable steps to ensure that Personal Information provided by the other party is protected against loss and against unauthorised access, use, modification, disclosure or other misuse and that only personnel authorised by the other party have access to that Personal Information.

(b)	Each party must notify the other party immediately if it becomes aware of any breach of clause 13.

14	Limitation of liability

14.1 Limitation

The following limitations of liability apply unless a contrary position is set out in a Schedule or Statement of Work, and the corresponding provision in that Schedule or Statement of Work expressly identifies the extent to which this clause 14 does not apply, by reference to the specific clauses.

(a)	Subject to clause 14.2, any liability of GBST for any loss or damage, however caused (including by the negligence of GBST), suffered by the Customer in connection with this agreement is limited to:

(i)	in the period from the Commencement Date to the first anniversary of the Commencement Date, the Fees paid by the Customer to GBST under this agreement prior to the Customer first suffering loss or damage in connection with this agreement, annualised by multiplying the average of monthly fees paid by 12.

(ii)	in the period after the first anniversary of the Commencement Date, the Fees paid by the Customer to GBST under this agreement in the 12 months prior to the Customer first suffering loss or damage in connection with this agreement.

(b)	The limitation set out in clause 0(a) is an aggregate limit for all claims in any 12 month period.

(c)	To the extent permitted by law, in the case of contributory negligence, the liability of a party to this agreement (the first party) to the other party (the second party) under or in connection with this agreement will be reduced proportionately by the extent, if any, to which the acts or omissions of the second party or those of any of its Personnel caused or contributed to the relevant loss or damage suffered or incurred by the second party.

(d)	GBST shall not be liable for any defect, failure or other deficiency in the Supplies or the operation of the Supplies to the extent caused by External Events and/or use of the Supplies in conjunction with any equipment, configuration, network or environment exceeding or otherwise inconsistent with any specifications agreed between the parties.

14.2	Consequential Loss

(a)	Subject to clause 14.4, neither party is liable for any consequential loss however caused (including by the negligence of GBST), suffered or incurred in connection with this agreement.

26

(b)	Consequential loss in this agreement means:

(i)	loss of profits;

(ii)	loss of revenues;

(iii)	indirect loss;

(iv)	loss of reputation;

(v)	consequential loss;

(vi)	loss of actual or anticipated savings;

(vii)	lost opportunities, including opportunities to enter into arrangements with third parties; or

(viii)	loss or damage in connection with claims against the Customer by third parties.

14.3	Seriousness or nature

For clarity, and without limiting clauses 0 and 14.2, the parties agree that clauses 0 and 14.2 are to apply in connection with a breach of this agreement, anticipated breach of this agreement and other conduct regardless of the seriousness or nature of that breach, anticipated breach or other conduct.

14.4	Australian consumer law

If the Competition and Consumer Act 2010 (Cth) or any other legislation states that there is a guarantee in relation to any good or service supplied by GBST in connection with this agreement, and GBST’s liability for failing to comply with that guarantee cannot be excluded but may be limited, clauses 0 and 14.2 (and any inconsistent limitation expressed elsewhere in this agreement including any schedule or SOW) do not apply to that liability and instead GBST’s liability for such failure is limited to (at the election of GBST), in the case of a supply of goods, GBST replacing the goods or paying the cost of having the goods repaired or replaced or supplying equivalent goods or repairing the goods, or in the case of a supply of services, GBST supplying the services again or paying the cost of having the services supplied again.

15	Representatives

(a)	The Customer Representative will represent the Customer for the day to day purposes of this agreement.

(b)	The GBST Representative will represent GBST for the day to day purposes of this agreement.

16	Dispute resolution

16.1	Dispute

Clause 16 applies to any Dispute which arises between the Customer and GBST in connection with this agreement.

16.2	Dispute Notice

(a)	If either the Customer or GBST considers that a Dispute has arisen, it may issue a notice to the other party, setting out reasonable particulars of the matters in dispute.

(b)	Subject to clause 16.5, the Customer and GBST must not commence or maintain any action or proceeding in any court, tribunal or otherwise regarding a Dispute without first giving a Dispute Notice and complying with clause 16.

27

16.3	First Level Discussions

The Customer and GBST must promptly hold discussions between representatives of each party after the issue of a Dispute Notice to attempt to resolve the Dispute.

16.4	Second Level Discussions

(a)	If the Dispute has not been resolved within five Business Days after commencement of First Level Discussions, the Customer and GBST must attempt to resolve the Dispute by holding discussions between a senior executive of the Customer and a senior executive of GBST.

(b)	If the Dispute has not been resolved within ten Business Days after commencement of Second Level Discussions, either party may pursue its rights and remedies under this agreement as it sees fit.

16.5	Court proceedings

Notwithstanding anything in clause 16, a party may at any time commence court proceedings in relation to a dispute or claim arising in connection with this agreement where that party seeks urgent interlocutory relief.

17	Force majeure

Neither party will be:

(a)	in breach of this agreement as a result of; or

(b)	liable for,

any failure or delay in the performance of its obligations under this agreement to the extent that such failure or delay is wholly or partially caused, directly or indirectly, by a Force Majeure Event or any act or omission of the other party.

18	Sub-contracting and GBST Personnel

18.1	Approved Subcontractors

GBST may only subcontract the performance or Services, the provision of the Supplies or any other performance of the obligations of GBST under this Agreement or any Schedule or Statement of Work to an Approved Subcontractor. The Customer acknowledges and agrees that GBST may be incapable of providing certain Supplies where GBST has recommended a subcontractor and the Customer fails to provide its approval or provides its approval subject to a condition that GBST and/or the subcontractor cannot meet.

28

18.2	GBST obligations

Despite any other provision of this Agreement:

(a)	any subcontract entered into by GBST with an Approved Subcontractor does not relieve GBST from any obligation under this Agreement and does not create or impose any obligation or liability on the Customer;

(b)	GBST is liable to the Customer for the acts or omissions of each Approved Subcontractor and their personnel as if they were acts or omissions of GBST; and

(c)	The Customer may, subject to clause 19.4:

(i)	withhold its approval of any person which GBST seeks to have appointed as an Approved Subcontractor; and

(ii)	place any condition it considers appropriate upon its approval of a person as an Approved Subcontractor.

18.3	Termination of Approved Subcontractors

The Customer may, subject to clause 18.4, if the Customer considers:

(a)	any personnel of an Approved Subcontractor are not acting in accordance with the requirements set out in clause 18.5; or

(b)	the Approved Contractor is not performing such that GBST is complying with clause 2.8 or the Service Levels,

by providing written notice to GBST, require that GBST cease using any Approved Subcontractor in relation to the provision of the Services. GBST must as soon as is practicable (and at no additional cost to the Customer) cease using the Approved Subcontractor in relation to the provision of the Services (unless the continued use of the Approved Contractor has had or is likely to have, in the Customer’s reasonable opinion, a material adverse effect on the business or reputation of the Customer in which case the Customer may require GBST to immediately cease using the Approved Contractor in relation to the provision of the services).

18.4	Requirements for the Customer decision regarding sub-contractors

The Customer may only withhold an approval or place a condition upon an appointment of a sub-contractor pursuant to clause 18.2, or provide a notice pursuant to clause 18.3, if the Customer:

(a)	acts reasonably and in good faith; and

(b)	before making the decision consults with GBST regarding the decision:

(c)	allows GBST to mitigate any business or commercial rationale provided by the Customer regarding the decision; and

(d)	demonstrates that there is a reasonable regulatory, business or commercial rationale for OpenMarket’s decision.

18.5	Use of GBST Personnel

GBST:

(a)	must ensure the GBST Personnel are properly qualified and experienced to perform the duties allocated to them;

29

(b)	must undertake, or have undertaken, the screening in accordance with Appendix 6 of this Agreement. GBST may employ or use to carry out work and duties in respect of the Supplies only those Supplier Employees who, GBST after having completed the screening requirements in Appendix 6, has reasonably determined are fit and proper persons;

(c)	must ensure that the GBST Personnel do not represent themselves as being employees or officers of the Customer;

(d)	will use all reasonable endeavours to ensure continuity of involvement in the Services by the GBST Personnel and to ensure that new or replacement GBST Personnel are trained and inducted in relation to the Services; and

(e)	must ensure that all GBST Personnel comply with any of the Customer policies the Customer provides to GBST regarding use of OpenMarket’s premises or equipment, or contact with OpenMarket’s staff or customers.

18.6	Replacement and removal of GBST Personnel

If GBST does not comply with clause 18.5, the Customer may, acting reasonably and after consultation with GBST, require GBST to remove identified GBST Personnel from any activity connected with the provision of the Services or to permanently remove identified GBST Personnel from any material direct involvement in the provision of the Services.

18.7	Key Personnel

(a)	If Key Personnel are specified in a Statement of Work, GBST must provide the relevant Services using those Key Personnel and must ensure that the Key Personnel are actively engaged in providing the Services to the Customer and undertake any roles ascribed to the Key Personnel in a Statement of Work for at least the original term specified in the Statement of Work.

(b)	GBST must not remove the Key Personnel from the provision of the Services other than where:

(i)	the removal is required by the Customer pursuant to clause 18.6; or

(ii)	such removal is beyond the control of GBST due to the relevant Key Personnel ceasing to be employed by GBST or otherwise being unavailable for reasons beyond the control of GBST (such as death, extended sick leave, maternity or paternity leave).

(c)	Where any Key Personnel cease to be involved in the provision of the Services, GBST will immediately notify the Customer, provide details to the Customer of a proposed replacement of equivalent skills and experience.

18.8	Remuneration of GBST Personnel

GBST is responsible and liable for all remuneration and entitlements which may be payable to any GBST Personnel and GBST is responsible for all other amounts required to be made in respect of any GBST Personnel (including payroll taxes, other taxes and superannuation contributions).

30

19	Notice

19.1	Method of giving notice

A notice, consent or communication under this agreement is only effective if it is:

(a)	in writing, in English, signed by or on behalf of the party giving it;

(b)	addressed to the party to whom it is to be given; and

(c)	given as follows:

(i)	delivered by hand to that party’s address;

(ii)	sent to that party’s address by prepaid mail or by prepaid airmail, if the address is overseas; or

(iii)	sent by email to the email address provided below (or any such email address which is provided in writing) with a copy of the same notice subsequently delivered by hand or sent by post.

19.2	When is notice given

A notice, consent or communication given under clause 19.1 is given and received on the corresponding day set out in the table below. The time expressed in the table is the local time in the place of receipt.

If a notice is	It is given and received on
Delivered by hand or sent by email	(a) that day, if delivered by 5.00pm on a Business Day; or (b) the next Business Day, in any other case.

Sent by post	(a) three Business Days after posting, if sent within Australia; or (b) seven Business Days after posting, if sent to or from a place outside Australia.

19.3	Addresses for notices

Email address for GBST: companysecretary@gbst.com

Email address for Customer: support@tradefloor.com.au

A party’s address and email addresses are those set out at the start of this agreement or above, as the party notifies the sender or if the recipient has failed to update the sender, any address from which the recipient of the notice is operating a business.

20	GST

20.1	GST exclusive

Except under clause 20, the consideration for a Supply made under or in connection with this agreement does not include GST.

31

20.2	Taxable Supply

If a Supply made under or in connection with this agreement is a Taxable Supply, then at or before the time any part of the consideration for the Supply is payable:

(a)	the Recipient must pay the GST Act Supplier an amount equal to the total GST for the Supply, in addition to and in the same manner as the consideration otherwise payable under this agreement for that Supply; and

(b)	the GST Act Supplier must give the Recipient a Tax Invoice for the Supply.

20.3	Later GST change

For clarity, the GST payable under clause 20.2 is correspondingly increased or decreased by any subsequent adjustment to the amount of GST for the Supply for which the GST Act Supplier is liable, however caused.

20.4	Reimbursement or indemnity

If either party has the right under this agreement to be reimbursed or indemnified by another party for a cost incurred in connection with this agreement, that reimbursement or indemnity excludes any GST component of that cost for which an Input Tax Credit may be claimed by the party being reimbursed or indemnified, or by its Representative Member, Joint Venture Operator or other similar person entitled to the Input Tax Credit (if any).

20.5	Warranty that Tax Invoice is issued regarding a Taxable Supply

Where a Tax Invoice is given by the GST Act Supplier, the GST Act Supplier warrants that the Supply to which the Tax Invoice relates is a Taxable Supply and that it will remit the GST (as stated on the Tax Invoice) to the Australian Taxation Office.

20.6	Progressive or Periodic Supplies

Where a Supply made under or in connection with this agreement is a Progressive or Periodic Supply, clause 20.2 applies to each component of the Progressive or Periodic Supply as if it were a separate Supply.

21	General

21.1	Rights cumulative

Unless expressly stated otherwise in this agreement, the rights and remedies under any indemnity or otherwise provided under this agreement are cumulative and not exclusive of any rights or remedies provided by law or any other right or remedy.

21.2	Time of the essence

Time is not of the essence in the performance of obligations under this agreement except in relation to the performance of payment obligations.

21.3	Amendments

This agreement may only be amended by written agreement between all parties.

32

21.4	Discretion

Where GBST may exercise any right or discretion or make any decision under this agreement, GBST may do so in its absolute discretion, conditionally or unconditionally, and without being required to give reasons or act reasonably. Clause 21.4 applies unless this agreement expressly requires otherwise.

21.5	Costs

Each party must bear its own costs in relation to the preparation, negotiation, signing and performance of this agreement.

21.6	Non-solicitation

During the Term and for a period of six months after the Term, neither party will entice away or attempt to entice away any employee or contractor involved in the delivery of Supplies under this agreement without the prior consent of the other party.

21.7	Assignment and novation

Neither party will assign, in whole or in part, or novate its rights and obligations under this agreement without the prior consent of the other party (such consent not to be unreasonably withheld). The parties agree that it would be reasonable for a party (the first party) to withhold consent where the proposed assignment or novation would lead to a competitor of the first party (as determined by the first party acting reasonably) being involved with this agreement.

21.8	Counterparts

This agreement may be executed in any number of counterparts and all counterparts together make one instrument.

21.9	Entire agreement

(a)	This agreement supersedes all previous agreements about its subject matter. This agreement embodies the entire agreement between the parties.

(b)	To the extent permitted by law, any statement, representation or promise made in any negotiation or discussion is withdrawn and has no effect except to the extent expressly set out or incorporated by reference in this agreement.

(c)	Each party acknowledges and agrees that it does not rely on any prior conduct or representation by the other party in entering into this agreement.

21.10	Further assurances

Each party must do all things necessary to give effect to this agreement and the transactions contemplated by it.

21.11	Continuing obligation

Each indemnity contained in this agreement is a continuing obligation notwithstanding:

(a)	any settlement of account; or

(b)	the occurrence of any other thing,

and it is not necessary for a party to incur expense or make payment before enforcing or making a claim under an indemnity.

33

21.12	Governing law and jurisdiction

(a)	The laws of Queensland, Australia govern this agreement.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Queensland, Australia and courts competent to hear appeals from those courts.

21.13	Joint and several liability

If a party to this agreement consists of more than one person, or a term is used in this agreement to refer to more than one party:

(a)	an obligation of those persons is joint and several; and

(b)	a right of those persons is held by each of them severally.

21.14	No waiver

(a)	The failure of a party at any time to require full or partial performance of any provision of this agreement does not affect in any way the right of that party to require that performance subsequently.

(b)	A single or partial exercise of or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.

(c)	A right under this agreement may only be waived in writing signed by the party granting the waiver, and is effective only to the extent specifically set out in the waiver.

21.15	Relationship between parties

Unless expressly stated otherwise, this agreement does not create a relationship of employment, trust, agency or partnership between the parties.

21.16	Severability

A clause or part of a clause of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining clauses or parts of the clause of this agreement continue in force.

21.17	Subcontracting

(a)	The Customer must not subcontract the performance of all or any part of its obligations under this agreement without the prior consent of GBST.

21.18	Compliance with laws

The Customer must comply with all applicable laws including regulations, mandatory industry codes and applicable Australian Standards.

34

Execution

EXECUTED as an agreement

Executed by
GBST Holdings Limited ABN 85 010 488 874
on 17/12/2020 by:

/s/ Jillian Bannan	NOT REQUIRED
Authorised Signatory	Witness

Jillian Bannan General Counsel	NOT REQUIRED
Full name of Authorised Signatory	Full name of Witness

Executed by
OpenMarkets Australia Limited ABN 38 090 472 012
on 16/12/2020 by:

/s/ Ivan Tchourilov	NOT REQUIRED
Authorised Signatory	Witness

Ivan Tchourilov CEO	NOT REQUIRED
Full name of Authorised Signatory	Full name of Witness

35

Annexure A

RBC Agreement

Parties

GBST	GBST Holdings Limited ABN 85 010 488 874

of Level 4, West Tower, 410 Ann Street, Brisbane, Queensland, Australia, 4000

Customer	[#insert company name and ACN]

of [#insert address]

RBC	[#insert company name and ACN]

of [#insert address]

GBST Representative

RBC Representative

Address for service of GBST	Level 4, West Tower, 410 Ann Street, Brisbane, Queensland, Australia, 4000

Address for service of RBC

Commencement Date

1	Application of Original Agreement

(a)	The Customer and GBST are parties to a supply agreement with an effective date of [#insert] (Original Agreement).

(b)	The purpose of this RBC Agreement is to establish the agreement that will apply between GBST and the RBC based on the terms of the Original Agreement.

(c)	The terms and conditions of the Original Agreement (as amended) shall apply in full to this RBC Agreement except to the extent otherwise stated within this document or if expressly excluded in the Original Agreement.

(d)	In this RBC Agreement, references to the Customer in the Original Agreement are to be read as references to the RBC.

36

(e)	Each party has agreed to enter into this agreement at the request of the other party and in consideration of the other party agreeing to enter into this agreement.

(f)	Unless the context otherwise requires and subject to clause 1(d) of this RBC Agreement, defined terms in the Original Agreement have the same meaning in this RBC Agreement.

(g)	In case of conflict between this RBC Agreement and the Original Agreement, the terms in this RBC Agreement take priority to the extent of that conflict in so far as they apply to Supplies acquired by the RBC from GBST under this RBC Agreement. For the purposes of this RBC Agreement, a reference to the Original Agreement includes any variation to the Original Agreement. Any amendment or modification of the Original Agreement shall be deemed incorporated into this RBC Agreement without the necessity of further action by either party hereto or the parties to the Original Agreement.

(h)	Nothing in this RBC Agreement amends the Original Agreement as between GBST and the Customer.

2 Duration

The term of this RBC Agreement shall commence on the [#insert] (RBC Agreement Commencement Date) and shall remain in full effect until terminated in accordance with its terms. This RBC Agreement shall survive termination of the Original Agreement.

3 Additional amendments

The following additional amendments apply to the Original Agreement, as it applies to this RBC Agreement

(a)	clause 2.3 of the Original Agreement does not apply; and

(b)	[#placeholder for any additional amendments such as licensing restrictions].

4 Counterparts

This RBC Agreement may be executed in counterparts. All counterparts taken together constitute one instrument.

5 Entire Original Agreement

This RBC Agreement, as governed by the terms of the Original Agreement, constitutes the entire agreement of the parties in respect of the subject matter. Any amendment to this RBC Agreement must be in writing and signed by the authorised representatives of both parties unless otherwise provided herein.

37

IN WITNESS WHEREOF, GBST and the RBC have caused this RBC Agreement to be signed by their duly authorised representatives as at the RBC Agreement Commencement Date.

EXECUTED as an agreement

Executed by
GBST Holdings Limited ABN 85 010 488 874
on / / 2020 by:

NOT REQUIRED
Authorised Signatory	Witness

NOT REQUIRED
Full name of Authorised Signatory	Full name of Witness

Executed by
OpenMarkets Australia Limited ABN 38 090 472 012
on / / 2020 by:

NOT REQUIRED
Authorised Signatory	Witness

NOT REQUIRED
Full name of Authorised Signatory	Full name of Witness

38

Schedule 1 – GBST Software

Commencement Date of this Schedule	The sooner of; a) The Go Live date or b) The Licence Fee Commencement Date

Initial Period	60 months

Continuation Period	2 x 24 months

GBST Representative	As communicated by GBST from time to time

Customer Representative	As communicated by Customer from time to time

Site	Level 5, 500 Collins St, Melbourne Vic 3000

Address for service of GBST	General Counsel, West Tower, 410 Ann Street, Brisbane, Queensland, Australia 4000

Address for service of Customer	Level 5, 500 Collins St, Melbourne Vic 3000

Fees	The Fees are set out in Appendix 2 of Schedule 1.

Support Services	The Services are set out in Appendix 3 of Schedule 1

GBST Software	The GBST Software is as described in Appendix 1 of Schedule 1.

Territory	Australia

Documentation	Any documentation for the GBST Software provided or made available to the Customer by GBST.

Approved Purpose	Provision of trade clearing and settlement and associated services in support of the Customer’s business.

Approved Subcontractors	AWS, ASX

Licensed Number of Computers	Not Applicable

Hardware	Sold Hardware	Not Applicable
	Leased Hardware	Not Applicable

39

Execution

EXECUTED as a Schedule to the Agreement

Executed by
GBST Holdings Ltd on 17/12/ 2020 by:

/s/ Jillian Bannan	NOT REQUIRED
Authorised Signatory	Witnesss

Jillian Bannan General Counsel	NOT REQUIRED
Full name of Authorised Signatory	Full name of Witness

Executed by
OpenMarkets Australia Limited ABN 38 090 472 012

/s/ Ivan Tchourilov	NOT REQUIRED
Authorised Signatory 1	Witness

Ivan Tchourilov CEO	NOT REQUIRED
Full name of Authorised Signatory 1	Full name of Witness

/s/ Deane Sweeney	NOT REQUIRED
Authorised Signatory 2	Witness

Deane Sweeney Director	NOT REQUIRED
Full name of Authorised Signatory 2	Full name of Witness

40

1.	Interpretation

1.1	Definitions

In this agreement the following definitions apply unless the context otherwise requires:

“Additional Charge”	means a charge, in addition to the Fees, which Customer must pay GBST pursuant Part C of Appendix 2 to this Schedule;

“Additional Modules”	means further optional components of the GBST Software that are not subscribed to at the time of Go Live which are developed from time to time by GBST, usually applicable to a specific type of business activity and which may or may not incur an additional licence fee or implementation fee if subscribed to by the Customer;

“AEST”	means Australian Eastern Standard Time;

“ASIC”	means Australian Securities and Investments Commission;

“ASX”	means the Australian Securities Exchange Limited ABN 83 000 943 377;

“ASX Clear”	means Australia’s clearing facility and central counterparty for securities listed on the ASX trade platform, including cash market securities (comprising equities, pooled investment products and warrants).

“ASX Clearing Participant”	means a direct participant of ASX Clear, that clears cash equities central counter party transactions for itself and its own clients but not anyone else.

“ASX Settlement”	means the operator of CHESS;

“ASX Settlement Participant”	means a direct participant of ASX Settlement where the admission to such participant status is for the purposes of inclusion in the holding, transfer and settlement in the batch settlement of approved financial products in the settlement facility (CHESS).

“Business Day”	means a day declared by the ASX to be an official trading and/or settlement day;

“Cash Market Products”	has the meaning given to it in the ASIC Market Integrity Rules (Securities Markets) 2017 made by ASIC under Part 7.2A of the Corporations Act.

“CHESS”	Clearing House Electronic Settlement System means the ASX computer system that manages the securities settlement process.

“Chi-X”	means Chi-X Australia Pty Ltd;

“Component”	means an item of GBST Software or Documentation as appropriate in the context;

41

“Contract Note”	means in the context of what is charged:

a)	The contract note created for each acquisition or disposal of securities recorded against a trading account. This includes:

(i)	Contract notes created for various purposes including client transactions, principal transactions, cross-border transactions, rebookings, protections, capture of trade accruals, stock loans, off-market manual deals, IPO settlements and booking of unallocated trades to long and short accounts.
(ii)	Contract notes created for transactions in Cash Market Products, derivatives, interest rate securities, managed funds and other financial instruments.
(iii)	Contract notes created to manage counterparty commitments, for example with a foreign market participant when executing a cross-border transaction.

b)	The FX Contract Note that details the currency conversion that is applied to a trading account when using the multicurrency function of Shares;

c)	The FX Deal that details the currency transaction for the sale or purchase of a foreign currency to or from an FX intermediary;

Contract Note does not mean in the context of what is charged:

	a)	Cancelled contract notes, including contract notes automatically cancelled by Shares re-booking facility;

	b)	Reversed contract notes, including contract notes automatically reversed by Shares re-booking facility;

	c)	Reversal contract notes;

	d)	Market trades; or

	e)	‘Scrip Call Margin Call’ Contract Notes generated by the GBST Business Interface (153) message.

“Defect”	means a failure of the GBST Software, any Enhancement or Upgrade to perform in accordance with the relevant specifications specified in the relevant statement of work or the Documentation, but excluding any such failure to the extent caused by Customer systems or operating environment or user error;

“Development Service Fees”	the fees for the Development Services as set out in an SoW;

“Documentation”	means the User Reference Documentation and other written materials for use with any part of the System specified in Schedule 1;

“Enhancements”	means new features or new Additional Modules which do not exist in the GBST Software (i.e. are not documented in the user manual) on the date of this agreement but are not an Upgrade;

“GBST Software”	means that as is described in Appendix 1 of Schedule 1;

“Go Live”	means the day upon which the GBST Software is first used in a live production capacity connected to CHESS.

“Implementation”	means the implementation of the GBST Software in accordance with Appendix 4 and Precontractual Statement of Work;

“Licence”	means the licence provisions set out in this Schedule;

“Licence Fee Commencement Date”	means the date that is 6 weeks after GBST makes the final drop to the Customer’s User Acceptance Test (UAT) environment and the Customer has not notified GBST of;

42

■	One or more Severity 1 Defects that would prevent the GBST Software from being utilised in a Production Environment; or

■	One or more Severity 2 Defects that would prevent the GBST Software from being utilised in a Production Environment, or

■	The accumulation of Severity 3 Defects that collectively would prevent the GBST Software from being utilised in a Production Environment.

“Licence Fee Free Period”	Should the Commencement Date of the relevant Schedule be triggered on the basis of the Licence Fee Commencement Date as opposed to a Go Live event and the Customer subsequently completes User Acceptance Testing (UAT) and agrees a Go Live date with GBST within a three month period of the Licence Fee Commencement Date, the Customer will be entitled to a “Licence Fee Free Period” from the Go Live date which represents the period from the Licence Fee Commencement Date equal to (on a prorate basis) the period of time between the Licence Fee Commencement Date and the Go Live date but capped at 3 months.

“OEM Software Licensor”	means the licensor of an OEM Software Product;

“OEM Software Products”	means the computer programs specified as such in item B of Schedule 1, consisting of a set of instructions or statements in machine readable form together with the associated Documentation (excluding any third party application programs which GBST sub-licenses to CUSTOMER under this agreement);

“Production Environment”	means any computer hardware and GBST Software operating environment including but not limited to a public or private cloud environment on which Customer is running the GBST Software for production use;

“Progress Software”	means the proprietary database programs to be used in conjunction with the GBST Software;

“Regulatory Requirements”	means any laws, regulations, mandatory rules and other legally binding requirements applicable to the Customer from time to time in its capacity as an ASX Clearing Participant, ASX General Clearing Participant and/or ASX Settlement Participant undertaking the clearing and settlement of transactions in Cash Market Products executed on or reported to ASX and/or Chi-X and cleared via ASX Clear and settled via CHESS, including:

a)	the Corporations Act 2001 (Cth) as it applies to the holder of an Australian financial services licence;

b)	the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth);

c)	the ASX Rules, as they pertain to the Customer in the capacity described above; and

d)	any guidance notes, regulatory guides or other analogous publication issued by ASIC, ASX, or any relevant self–regulatory organisation with which the Customer is obliged or expected to comply when it is acting in the capacity described above, which for the avoidance of doubt includes generation of Contract Notes but excluding, for clarity, any such laws that apply only to businesses and transactions undertaken by Customer without using the GBST Software.

43

“Retail Online Business”	means contract notes settling by way of:

a) scrip: HIN only
b) cash: CMT – realtime and batch, DE; and
c) DVP (non- block),

for:

(a)	any client introduced by an OpenMarkets intermediary which is an online based direct to consumer business whether using the OpenMarkets API stack or otherwise including (by example and without limitation) SelfWealth Ltd, Stockspot and Superhero;

(b)	day traders;

(c)	any business where the Customer provides online based direct to consumer services to a client without another financial services licensee introducing the client to the Customer under an intermediary services agreement between the Customer and the intermediary;

and includes (without limitation):

(d)	(OpenTrader) business conducted using the OpenTrader platform (or any replacement for that platform) including any business referral or white-label arrangement; and

(e)	(Bee) business conducted for clients using the Bee platform.

“Services”	means the services, functions and responsibilities provided or performed by GBST for the Customer under this agreement, including the activities GBST performs as described in Annexure 3, and the provision of Customisations, Enhancements and Upgrades;

“GBST Software”	means GBST Software specified in Item 1A of Appendix 1 together with all Customisations, Enhancements and Upgrades licensed by GBST to the Customer and accepted by the Customer under this Schedule, copies made pursuant to clause 3.2, and any Documentation associated with any of the foregoing;

“Statement of Work”	or “SOW” means any statement of work executed by the Parties which specifies the matters agreed between the Parties including:

(a)	the functionality required of any Enhancement or a description of the services to be provided;

(b)	the deliverables for an Enhancement or services;

(d)	the amount payable and the terms of payment for the Enhancement or services to be undertaken pursuant to the statement of work;

44

	(e)	the identification of the specific work tasks to be accomplished along with a time line for accomplishing the task;

	(f)	the relevant project assumptions and constraints, and the resources each Party is required to commit to the development of the Enhancement or provision of the services;

	(g)	the time period within which the Enhancement or services are to be undertaken;

	(h)	the roles and responsibilities of each of the Parties to the statement of work;

	(i)	details of any sharing of any costs, risks or benefits in undertaking the Enhancement;

	(j)	any other matters the Parties agree to be included in the statement of work; and

	(k)	the relevant acceptance test plan.

“System”	means the GBST Software duly supplied, installed and working in combination with the System Infrastructure;

“System Infrastructure”	means the servers, operating system GBST Software and other computing and communications infrastructure that GBST has decided to use to allow the GBST Software to operate;

“Term”	means the Initial Period and the Continuation Period (if applicable);

“Territory”	means Australia;

“Third Party Client GBST Software”	means the GBST Software listed as such in Item 1B of Appendix 1;

“Trade”	means, in the context of what is chargeable by GBST, all trades on both the source and destination of the trade except cancelled trades and notification of delivery obligations. Trades notified by the market, or created manually, are chargeable;

“Upgrade”	means a release of the GBST Software which:

a)	corrects errors in the functionality of the GBST Software;

b)	makes modifications to the GBST Software to enable it to operate in conjunction with any new releases of operating systems on GBST supported platforms and Shares system databases;

c)	is required to enable the Customer to comply with any changes in Federal or State government legislation, stamp duty, requirements of the Australian Securities and Investments Commission, or requirements of the Australian Securities Limited (and its subsidiaries), Chi-X Australia Pty Ltd where such change relates directly to the Customer’s ability to maintain compliance with ASX Clear and ASX Settlement for the clearing and settlement of cash equities via CHESS;

d)	but does not include Additional Modules unless they are subscribed to by the Customer.

“User Reference Documentation” means a document supplied by GBST which instructs users how to correctly operate the GBST Software. It includes release notes and enhancement specifications delivered from time to time.

45

2.	Scope of Agreement

2.1	Scope

GBST agrees to:

a)	grant the Customer a licence to use the GBST Software in accordance with clause 3;

b)	accept principal responsibility for the supply, installation, maintenance and support of the GBST Software;

c)	without limiting paragraph (b) above, provide implementation services in respect of the GBST Software in accordance with Appendix 4;

d)	provide Customisations at the Customer’s request. The price, payment details, and delivery and installation timetables will be agreed at the time of the request and will be deemed to be included as a schedule to this agreement provided the agreement has the base terms, or equivalent terms, included;

e)	provide the Support Services at Platinum Support level in accordance with Appendix 3 of Schedule 1; and

f)	provide the Hosted Services in accordance with Appendix 5 of Schedule 1.

2.2	Fees in a Successive Term

If the Customer exercises its discretion to extend for the Continuation Period, then the charges payable under this agreement will be revised to reflect any change in the CPI during the 12-month period immediately prior to commencement of the Continuation Period.

2.3	Process for exercising option to extend for Continuation Period

Subject to neither Party having terminated this agreement, Customer has the option to extend this Schedule for the Continuation Period, provided that the Customer first gives GBST at least 90 days’ notice before expiry of the then current Initial Period or Continuation Period (as applicable) of its decision to exercise this option to extend.

3.	GBST Software Licence

3.1.	Scope of Licence

3.1.1	In return for payment of the fees stipulated in Appendix 2, GBST grants to the Customer a non- transferable, non-exclusive licence to use the GBST Software for the Term:

a)	in a Production Environment and to make copies for non-production use as provided for in clause 3.2.2; and

b)	in the Territory.

3.1.2	The licence granted under clause 3.1.1 entitles the Customer to provide a clear and settle transactions entered into by OpenMarkets Australia Ltd but not other ASX trading participants.

46

3.1.3	The licence granted pursuant to clause 3.1.1 will commence on the Commencement Date and, subject to the provisions of this Schedule and the Agreement concerning termination, will continue for the Term.

3.1.4	The Customer may transfer the GBST Software from one computer hardware to another, and/or from one site to another without payment of any additional fee or charge other than GBST time and materials charges that may apply, so long as the use remains consistent with the scope of the license for the GBST Software as specified in this Schedule. Each license includes the right to access and use GBST Software in connection with any associated or interconnected networks, peripherals, equipment or devices, unless otherwise specifically prohibited or limited in the Schedule.

3.1.5	Except to the extent permitted by law the Customer must not alter, modify, reverse engineer, decompile or disassemble the GBST Software or use the source code to the GBST Software in whole or in part. The interface information necessary to achieve interoperability of the GBST Software with independently created computer programs will be provided by GBST on request on payment of GBST’s reasonable costs and expenses for procuring or supplying that information.

3.2.	Copying

3.2.1	Subject to clauses 3.2.2 and 3.2.3, The Customer must not copy the GBST Software or Documentation without GBST’s prior written consent.

3.2.2	The Customer may make such copies of all or any part of the GBST Software as are reasonably required for the purposes of operational use, development, system integration testing (SIT), user acceptance testing (UAT), pre-production, back-up (including copies on disaster recovery and other back up equipment) and security.

3.2.3	The Customer may make copies of all or any part of the GBST Software as are reasonably required for educational and training purposes, except that the copying will:

(a)	be for the purposes of in-house training only; and

(b)	not be in replacement of or substitution for any training or technical assistance which GBST is to provide to the Customer pursuant to this agreement.

3.3	Upgrades and Enhancements

3.3.1	(a)	As part of the Support Services detailed in Appendix 3 of Schedule 1, GBST will offer the Customer any and all Upgrades to the general release product of the GBST Software immediately such Upgrades become available at no charge in addition to the Licence Fee.

	(b)	GBST may offer Enhancements and Additional Modules at additional cost as they become available. The Customer may reject any Enhancement which is not part of the general release product and GBST will maintain the GBST Software in the form in effect immediately prior to GBST’s offer of the Enhancement. Subject to clause 3.3.2, GBST may still deliver the Enhancement in such a way that it is delivered to the Customer but not able to be used.

3.3.2	Where an Upgrade or Enhancement is made:

(a)	GBST will deliver the Upgrade together with the Documentation;

47

(b)	the Upgrade or Enhancement will be deemed to be the GBST Software or part thereof for the purpose of this agreement.
(c)	GBST will ensure that the Upgrade or Enhancement shall not degrade, impair or otherwise adversely affect the operation of the GBST Software;
(d)	GBST will ensure that all Upgrades and Enhancements will maintain data integrity through the upgrade process; and
(e)	GBST will use its best endeavours to ensure that the performance of the GBST Software is not adversely affected.
(f)	Where there will be a cost associated with the delivery or implementation of the Upgrade GBST will quote the cost to the Customer prior to the Upgrade being delivered to or implemented in the Customer environment.

3.3.3	In supplying an Upgrade, GBST will ensure the upgraded System is fully operational at the completion of the installation of the Upgrade; however, it is the responsibility of Customer to ensure that any software or infrastructure supplied by Customer that interfaces with the System is functioning correctly.

3.3.4	The Customer will schedule appropriate time to enable GBST to install each Upgrade and Enhancement and GBST agrees to schedule the installation of Upgrades outside the Customer’s normal business hours as part of the Support Services offering in Appendix 3 of Schedule 1.

3.3.5	The Customer must return to GBST all copies of the original GBST Software or Components thereof superseded by the Upgrade or otherwise deal with all such copies in accordance with GBST’s directions.

3.3.6	The classification of releases into Upgrades, Enhancements and Additional Modules; and the timing of Upgrades, Enhancements and Additional Modules is to be agreed between the parties acting reasonably.

3.3.7	GBST will take into consideration the Customer’s opinion on future development of the GBST Software and the most appropriate timing for delivery of Upgrades and Additional Modules. GBST may incorporate as many of the Customer’s suggestions as it considers appropriate into Upgrades and Additional Modules. GBST will use its reasonable endeavours to pass on to the OEM Software Licensors all suggestions GBST receives from Customer in respect of OEM Software Products.

3.4	Support Services and Problem Solving

3.4.1	During the term of this Schedule and in consideration of the payment of the fees set out in Appendix 2 of this Schedule 1, GBST agrees to perform the Support Services specified in Appendix 3 of Schedules 1. GBST agrees to make available the Support Services for each item of GBST Software (including Upgrades and Enhancements).

3.4.2

When responding to a support request, GBST shall, as part of the Support Service offering, determine whether the cause of the problem is with a third party Component or a GBST Component. If the problem is with a third party Component, then GBST will co-operate and, where necessary, work in good faith with the third party to resolve the problem expeditiously. GBST shall make no charge for the investigative phase but any remedial work as a result of a third party problem attributable to a third party Component not provided by GBST as part of the GBST Software shall, unless otherwise agreed be charged on a time and materials basis in accordance with the guidelines outlined in Appendix 3 of Schedule 1.

3.5	ASX replacement of its clearing and settlement systems

3.5.1	In the event that the ASX replaces its current version of its clearing & settlement systems during the Term of this Schedule, the parties agree that GBST will provide the Upgrade of the GBST Software at no additional annual licence fee to the Customer to enable the Customer to remain compliant with Regulatory Requirements and to operate the GBST Software as contemplated in this Schedule and the agreement to the extent this is possible given the changes the ASX introduces.

48

3.5.2	GBST will ensure that the replacement GBST Software is compatible with the ASX systems as far as it relates to enabling the Customer to continue to clear and settle equity transactions (including exchange traded options) traded on ASX and Chi-X and cleared and settled via the ASX and remain compliant with its Regulatory Requirements.

3.5.3	Any new transaction processing feature or features introduced by the ASX as part of replacing the current CHESS platform that:

(a)	are not provided to clearing and settlement participants as at the Commencement Date on the CHESS platform, and
(b)	are not mandatory for the Customer to remain compliant with Regulatory Requirements,

will be considered optional. Should the Customer wish such optional features to be implemented in the GBST Software they may be chargeable.

3.5.4	The work associated with implementing the GBST Software changes needed to support the CHESS replacement platform will need to be assessed at a time when sufficient information has been made available from the ASX enabling GBST and the Customer to agree an implementation project. Any work required to implement the CHESS replacement platform will be documented and agreed in a SOW and will be capped so that the cost to the Customer is no more than $200,000 (exclusive of GST) and work is done at a rate of $1,200 per person per day.

4.	Third Party Agreements

4.1	The Customer shall enter into the Third Party Client GBST Software licences as stated in Appendix 1 of this Schedule 1.

4.2	The Customer acknowledges and agrees that it shall in no way, except as permitted under applicable law, copy modify or reverse engineer the Progress software, nor remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded by Progress Software Corporation on or in any part of the Progress software. GBST may take steps in the installation of the Progress software or in the entering of licence keys as the annual maintenance commences that has the effect of commencing a software licence between the Customer and Progress (“Licensing Steps”). The Customer acknowledges that if GBST takes any Licensing Steps it does so for and on behalf of the Customer.

5.	Fees

5.1	Fees

The Customer will pay to GBST the Fees as set out in Appendix 2 of Schedule 1. A Fee change brought about by a change in the pricing policy of an OEM Software Licensor or by a government charge is a variation of the Fees and will take effect in accordance with the licence for that OEM Software Product.

49

6.	GBST does not warrant

6.1	GBST makes no warranty that the GBST Software is free from Defects. In the event there is a Defect, the Customer’s sole remedy will be to require GBST to remedy the Defect in accordance with Appendix 3 of Schedule 1.

6.2	Limitations on Warranties

The Customer specifically acknowledges that GBST can only test the GBST Software for operation and compatibility on a limited number of platforms. The Customer can require GBST to provide the list of platforms and combinations for which it is able to test within 5 Business Days. GBST warranties are limited to circumstances where the Customer environment on which the GBST Software is run is one of those platforms or combinations.

Use of other hardware or GBST Software may produce problems that cannot be reproduced by GBST and repair efforts, if any, will be on a best efforts basis.

6.3	Exclusion of Warranties

Except as expressly provided in this agreement, GBST makes no warranties, either express or implied, with respect to the GBST Software, its merchantability, or fitness for a particular purpose. For the avoidance of doubt this clause 6.3 does not apply to warranties that by law cannot be excluded.

6.4	Services Conform to Regulatory Requirements and Policies

GBST will perform the Services in accordance with the mandatory requirements from time to time of Regulatory Authorities and ensure that the provision of the Services to the Customer does not impair the Customer’s compliance with all relevant statutory and contractual obligations including the Regulatory Requirements, where such regulatory requirements relate to the Customer Group’s ability to maintain compliance with ASX Clear and ASX Settle in the clearing and settlement of cash equity and derivative transactions via CHESS.

50

Appendix 1 of Schedule 1 – GBST Software

A.	GBST Software

1.	Shares™ Software

Item
+	Shares™ core transaction engine:

+	Client Management
ability to create and maintain client and account details either directly in Shares or via the Web Service API

+	ASX Trading Market Interface
ability to load the ASX trade Bfeed into Shares in real time as trades are notified from the market

+	ASX Settle & ASX Clear
support for the full set of broker participant CHESS messages for the purposes of clearing and settlement of ASX traded securities

+	ASX Settlement Market Interface including the GBST CHESS adapter (ClearView Lite) and CHESS software encryption fully integrated and monitored connectivity between Shares and CHESS

+	Chi-X Interface (current interface supporting CHESS Clearing & Settlement)
ability to load the CHI-X FIX format trade feed into Shares in real time as trades are notified from the market

+	NSX Interface
ability to load the NSX end of day trade report into Shares and book these ready for settlement

+	Portfolio
ability to adjust and track cost and average price for any recorded holding in Shares and output simple statements of portfolio for client accounts

+	Corporate Actions
fully integrated support for corporate actions including sponsored and non-sponsored holdings recorded in Shares as well as the ability to add manual corporate actions to perform holding adjustments on non-ASX assets

+	Nominee
ability to create an omnibus account where segregated account holdings are tracked in a nominee structure where the holding is held in the head account under a single HIN

+	Accounting
fully integrated double entry ledger accounting system underpins all transactions and money movements

+	Trust
fully integrated tracking of all trustable items to allow daily calculation of the trust balance and movement required to meet regulatory requirements

51

+	Safe Custody
ability to record assets and their value (such as cars or houses) for the purposes of recording the full client position and reporting in the client portfolio

+	GEM
+	GBST tool used to help manage Progress-based products (e.g. Shares and Clearview)

+	Advanced Trading
+	ability to record a range of booking references and control the booking method for an account to allow for complex booking scenarios

+	Treasury
ability to record term deposits and bonds, and manage through maturity and rollovers with balances available for portfolio reporting

+	CMT Interface
for connected CMA providers, ability to maintain records of intraday cash balances in Shares for external CMA accounts and to settle cash in/out of those accounts in real time

+	Margin Lending Interface
for connected CMA providers, ability to maintain records of intraday cash balances in Shares for external CMA accounts and to settle cash in/out of those accounts in real time

+	House Trading
ability to mark accounts as broker owned trading accounts where trading is performed as principal and to track profit and loss for those accounts using a selection of P&L algorithms

+	Shares Global (Cross Border/Multi Currency) ability to track offshore custodial holdings and perform international trading in native traded currency

+	GBST Web Services
access to web service APIs for third party system integration, includes account create and amend, order notification, options collateral management

2.	Other GBST Software

Item
GBST Business Intelligence Reporting (BIR) Professional Version (enabling direct database access)
GBST FrontOffice (including the following modules:
● Front Office Advisor
● Margin Suite Equities
● GBST Rule S1A
● GBST Cash Margin Monitor

GBST DataBus (GBST will implement a single Databus Feed to the GBST Front Office).

GBST DCA (all modules including, as options the Profit and Loss and Batched Order Bookings modules)

GBST Margin Lending (licence includes all modules, product types and APIs)

GBST ATO TSUMP Report

52

B.	Third Party Software

General Third Party Software Required for/used by GBST products

Component	Version	Description
Oracle Enterprise Linux / RHEL based Linux	7, 8	Commercial Enterprise Linux Distribution
IE11 / Chrome Windows	Current	Web Browser

Third Party Software Installations for Front Office / MSd / BIR

Component	Version	Description
Java	7	Java Runtime Environment for the execution of GBST application(s)
PostgreSQL / MS SQL Server (Provided by Client)	9.2 / 2015	Database (MS SQL requires a client provided installation)
Glassfish	3	Application Server for Front Office / Margin / BIR
Tomcat	7	Application Server for Race
Wildfly	10	Application Server for Databus

Third Party Software Libraries used by Front Office / MSd / BIR

Component	Version	Description

FO Backend Libraries
Docmosis	2.2.3	MS Word template document generation library.
EclipseLink	2.4.1	Java Persistence Framework provider used for database operations.
Ehcache	2	Object caching library used by multiple components.
Hornet MQ	2.4.5.Final	JMS provider implementation which is used to connect and retrieve messages from frontoffice databus queue.
Ibatis	2.3.4	Persistence framework to access relational databases which is primarily used by the shares, dca and rms facades.
iText	2.17	PDF template document generation library.
JasperReports	4.1.2	Jasper libraries used by generate reports.
Jersey	1.11	REST library used by components such as RACE.
LogBack	1.1.2	Used to log diagnostic information by Frontoffice.
Open CMIS	0.10.0	Content Management API used to interface to alfresco server.
Spring Framework	3.2.1-RELEASE	The spring framework is the core technology used throughout the back-end and is the foundation upon which replicator is built. It is used for database interaction, JMS message processing and component life-cycle management.

53

Spring Security	3.1.3.RELEASE

The spring security framework which provides authentication and authorisation of user credentials via form based and two factor authentication. It should be noted it also has integrations into LDAP directories.

MSd Backend Libraries
EclipseLink	2.4.0	Java Persistence Framework provider used for database operations.
Guava	14.01	Google core libraries containing utilities for string processing, collections etc.
Jersey	1.11	REST library used to expose Margin services.
Spring Framework	3.1.2.RELEASE	The spring framework is the core technology used throughout the back-end and is the foundation upon which Margin is built. It is used for database interaction and component life- cycle management.

RACE Backend
LogBack	1.0.13	Used to log diagnostic information by the SPAN Engine.
Spring Framework	3.2.3.RELEASE

The spring framework is the core technology used throughout the back-end and is the foundation upon which the SPAN Engine is built. It is used for database interaction and component life-cycle management.

Document Generation Service Libraries
Ehcache	2.6.0	Object caching library used by multiple components.
iText	2.17	PDF template document generation library.
Jackson JSON	2.1.3	JSON message processing library
Logback	1.1.2	Used to log diagnostic information by the Document Generation Service.
Open CMIS	0.10.0	Content Management API used to interface to alfresco server.
Spring Framework	4.2.4.RELEASE

The spring framework is the core technology used throughout the back-end and is the foundation upon which the Document Generation microservice is built. It is used for database interaction and component life-cycle management.

GUI Interface Libraries
GBST GWT Action	1.3.0-SNAPSHOT	GBST in house library which for the basis of communication between Client UI and handlers.
GBST GWT MVP Framework	2.2.0	GBST in house library which contains framework for building view components.
GBST GWT Stream	1.4.1-SNAPSHOT	GBST in house library used to push stream notification.
GBST GWT Utilities	1.4.0	GBST in house library containing common utility code.
GBST GWT Validation	1.3.0	GBST in house UI validation library.
GBST GWT Widgets &	1.8.3	GBST in house UI widget library.
GWT	2.4.0	Google Web Toolkit UI framework.

54

BI Replicator Libraries
Apache Commons Logging	1.1.1	Used to log diagnostic information by the Replicator.
Hornet MQ	2.4.5.FINAL	JMS provider implementation which is used to connect and retrieve messages.
Java Messaging Service	1.1	Defines the JMS standard.
Spring Framework	3.2.1.RELEASE

The spring framework is the core technology used throughout the back-end and is the foundation upon which replicator is built. It is used for database interaction, JMS message processing and component life-cycle management.

Additional Libraries Used
JCommander & User-agent utils	1.30	Command line utilities used for administrative purposes such as performing upgrades.
Netty	4.0.13	Networking library
vt-dictionary	3.0	Java library for searching and sorting a list of words.
vt-password	3.1.2	Java library for verifying that a password meets a define ruleset
vt-crypt	2.1.4	General purpose Java cryptograhic library
Apache Ant	1.8.4	To run the release upgrade scripts
OpenCSV	2.0	To process CSV files
Rome	1.0	RSS and Atom feeds library
Jackson	2.1.3	JSON message processing library
Hibernate	4.1.0-Final	Object-Relational Mapping library
Postgres	9.2	Database connection driver (JDBC)
SFL4J	1.1.2, 1.7.5	Logging library
Google GSON	1.7.1	Java serialisation library

Third Party Software Installations for Shares and Margin Lending

Component	Version	Description
Progress OpenEdge	11.7	Progress Database and 4GL Application Code for Shares, Message Gateway, Clearview 38 RDBMS licences (database licences) 38 RDBMS replication licences 10 AppServer Licences
Java (Oracle or Amazon Corretto)	1.8	Java runtime environment used for CHI-X Adapter, SWIFT Adapter and Databus components.
Wildfly	10.0.0	Wildfly application server used to host the Databus Plus component.
IBM MQ Client	8.0 / 9.0	IBM MQ client library for sending messages to MQ for products such as CTM.
Python	3.6	Scripting language used for Global Environment Manager (GEM)
Formtrap (for Printing / GBST Epost)	5.2 / 7	Used to produce PDF / PS output for printing or email
ASXOnline Download Utility (MiaWebClient)	1.0	Reference Point Download Utility for Signal E and D feeds.

55

Third Party Software used by Shares and Margin Lending

Component	Version	Description

Swift Adapter
log4j	1.2.8	Java logging library
concurrent	1.3.3	Java concurrency library
apache commons CLI	1.2	Command Line arguments parser.
apache commons lang	2.5	Java language extension

CHI-X Adapter
log4j	1.2.14	Java logging library
apache mina	1.1.7	Java network application framework
quickfix/j	1.5	full featured messaging engine for the FIX (Financial Information Exchange) protocol
SLF4J	1.5	Java logging library

Databus
aopalliance	1.0	Aspect-Oriented Programming (AOP) library
connector API	1.5	JDBC Driver API
Jackson	2.1.3	JSON message processing library
Joda Time	2.1	Java date and time library
JTA	1.1
Codahale Metrics	3.0.2	Java metrics library for monitoring
Google Protobuf	2.5.0	Data serialisation library
Spring Framework	3.2.3	Dependency Injection framework amongst other things.
Openedge (Jar)	11.7.2	A valid OpenEdge installation is required. This JAR is provided as part of an OpenEdge Installation

Message Gateway Java Components
log4j	1.2.8	Java logging library
commons-logging	1.1	Wrapper around a variety of logging API implementations.
commons-pool	1.5	Generic object pooling component.
commons-codec	1.3	General encoding/decoding algorithms (for example phonetic, base64, URL).
Netty	3.1.2.GA
Spring Framework	2.5.1	Dependency Injection framework amongst other things.

CTM
commons-logging	1.1	Wrapper around a variety of logging API implementations.
Progress messages & o4glrt (Jar)	11.7.2	A valid OpenEdge installation is required. This JAR is provided as part of an OpenEdge Installation
Spring Framework	2.5.4	Dependency Injection framework amongst other things.

CMM
.Net	4.6+	System provided .Net Runtime
DataGridViewExtension	1.1.1.0	A library of extensions for Windows forms data grid views

56

ComponentFactory.Krypton.Toolkit	3.5.1.0	The Krypton Suite of .NET WinForms controls
DGVEExcelExporting	1.1.1.0	Export to Excel
DGVEPdfExporting	1.1.1.0	Export to PDF
SmartMonthCalendar	1.0.0.0	Calendar component

Shares WebServices
Spring Framework	1.0.0	Dependency Injection framework amongst other things.
log4j	1.2.8	Java logging library
Progress messages & o4glrt (Jar)	11.7.2	A valid OpenEdge installation is required. This JAR is provided as part of an OpenEdge Installation

Direct Registry
net.sf.saxon	8.7	Open Source Saxon XSLT & XQuery processor
Spring Framework	2.0.1	Dependency Injection framework amongst other things.
commons-logging	1.0.4	Wrapper around a variety of logging API implementations.
wss4j	1.5.0	WSS (Web Services Security) Java library
com.sun.xml.messaging.saaj	1.3.16	SOAP with attachments library for communicating with the Registry
quartz	1.5.2	Java scheduler library
Apache Xml Commons	1.3.03	Java libraries for XML

IOS FIX Adapter
Spring Framework	2.5.1	Dependency Injection framework amongst other things.
quickfix/j	1.0.2	full featured messaging engine for the FIX (Financial Information Exchange) protocol
slf4j	1.3.1	Logging framework library
apache mina	0.9.3	Java network application framework
taglibs	1.1.2	JSP Tag Libraries

IRESS Price Loader
commons-httpclient	3.0.1	HTTP Java client library
commons-codec	1.3	General encoding/decoding algorithms (for example phonetic, base64, URL).
commons-logging	1.1	Wrapper around a variety of logging API implementations.
log4j	1.2.14	Java logging library
Spring Framework	2.5.4	Dependency Injection framework amongst other things.

57

DCA

Component	Version	Description
Microsoft Visual Basic	6	Programming language
SQL Server	2008-2016	Database
Crystal Reports	9	Internal reporting
Sheridan Controls		Data Widgets and Designer Widgets
ASX MCM		Communications Module

C.	Documentation

Supplier	Item
GBST	Shares™ online knowledge base and Release Notes

58

Appendix 2 of Schedule 1 – Fee and Payment Terms

All Fees in this Schedule 2 are exclusive of GST and the additional 10% GST will be charged where appropriate. All invoices issued pursuant to this Schedule 2 will be in the form of a tax invoice.

A.	Licence Fee Free Period

The Fees payable in this Appendix 2 are subject to any Licence Fee Free Period that may apply.

B.	Components

1.	System

Component	The GBST Software listed in Item A.1 of Schedule 1

Basis of Supply:	Volume based rental. The Licence Fee payable for all licensed products and the SAAS service will be determined by adding the total of item B1i), item B1(ii), item B1(iii) and item B1(iv) of this Appendix 2 of Schedule 1. If the total is less than $1,080,000 the Minimum Licence Fee will apply.

Number of Users:	Unlimited by GBST but tied to the number of Progress licences

Term of Agreement (Initial Term):	60 months

Option Term	2 x 24 months

Price Per Contract Note	Charges on a variable per transaction charge outlined in Item B1(i) of this schedule 2 below.

Price Per Trade:	No per trade charges to apply

Minimum Licence Fee:	$1,080,000 per annum. The Minimum Licence Fee applies in the event that the total of item B1i), item B1(ii), item B1(iii) and item B1(iv) of this Appendix 2 of Schedule 1 is less than $1,080,000.

Payment Terms:	Invoices are payable within 30 days of receipt of invoice.

i)	Per Contract Note Licence Fee

Business	Price per Contract Note
Shares – Retail Online Business	$0.375
Shares – Business other than Retail Online Business	$1.15

59

(ii)	Derivatives Client Accounting (DCA) Licence Fee

Annual Fee

Annual Licence Fee for the first Contract Year (being the 12 months following the Commencement Date of this Schedule	$35,000

Annual Licence Fee Years 2 to 5 and any Option Term	$120,000 per annum

(iii)	Margin Lending

Basis of Supply:	Monthly fee based on loan book and deposit size

Number of Users:	No restriction is set by GBST but limitations apply based on Progress licenses purchased.

Loan Book Fee – Monthly Charge:

The monthly Loan Book Fee shall be calculated as 0.1% of the average daily closing balance of the loan book during the month divided by 12.

Where applicable, the Loan Book Fee shall be apportioned on a daily basis in the first and last month.

The parties acknowledge and accept that a fee is only payable in relation to Margin Lending if the Customer puts Margin Lending into a production environment.

(iv)	SAAS Fee

(a) SAAS Fee $210,000 per annum for all licensed products other than Margin Lending.

(b) SAAS Fee $60,000 per annum for Margin Lending. This fee only applies in the event the Customer is using Margin Lending in a production environment.

(v)	Front Office Client Onboarding

Basis of Supply:	$48,000 per annum

GBST will develop a REST API for the creation and amendment of client records in the Front Office Client Onboarding tool (the “Developed API”) which will be included in the $48,000 licence fee above. The Customer will use their best endeavours to assist GBST in developing the API. The parties agree that prior to the Go live date they will meet to discuss and agree the terms on which they will jointly market and distribute the Developed API.

2.	Option Term and termination conditions.

(i)	Option Term

This agreement provides the Customer the right to exercise 2 x 24 month options (the Option Terms). The Customer must advise GBST no less than 6 months prior to the end of the Initial Term that it wishes to exercise one Option Term or both Option Terms.

Upon exercise of an Option Term the fees associated with the Licence Fees as set out in this Appendix 2, will be discounted by 7.5% from the commencement of the Option Term.

60

(ii) Termination Fee

The Customer may terminate this Schedule 1 on not less than 90 days notice to GBST. If the Customer terminates this Schedule 1 (other than under clause 5.2 of the agreement) Customer must within 30 days pay GBST a termination fee equal to:

A/12 x B x 70%

where:

A =	The number of unpaid months of the Term of Agreement remaining, including Option Term, if an Option Term right has been exercised
B =	Minimum Licence Fee

Upon termination of the agreement and payment of any outstanding invoices and Termination Fees is applicable, GBST will provide to the Customer at no cost a copy of the GBST Business Intelligence Reporting database effective at the termination date.

C	Additional Charges

1.	Other Products and Services

Products and Services requested by the Customer other than those specifically priced elsewhere in this Appendix 2 will be subject to an Additional Charge. The price applicable to each additional service will be agreed by the Customer and GBST before work begins, and governed by separate written agreement.

2.	Delivery Costs

The price for delivery of any new or replacement component, including upgrades, shall be determined at the time of delivery, unless the delivery is specifically priced elsewhere in this schedule or is a support service under a premier support contract.

3.	Infrastructure Costs

The Customer is responsible for the cost of servers, telecommunication lines, ASX feeds, personal computers, terminal emulation software, cabling and other similar costs required to connect to the GBST Managed Service Centres. The Customer is responsible for the periodic and infrastructure costs of communications.

4.	GBST Databus™

Databus feeds used by the Customer to be enabled will be charged annually at $5,000 per feed after the first 2 feeds including BIR.

61

5.	GBST ATO TSUMP Report

Additional fees may apply for Enhancements and ad hoc support fees in accordance with the terms of this Agreement. ATO TSUMP Reporting Module delivered through the GBST BIR platform and uses data from the Shares and BIR systems to produce the required output in the format set out by the ATO. Data will be presented in the format entered into Shares and BIR by the Customer. If the Customer requires this data to be reviewed this may result in an Additional Charge.

E.	Support Services Fees

Included in Licence Fee payable under Item B1 of this Appendix 2.

F.	Implementation Fees

Fixed Price of $174,000 payable in 12 equal monthly instalments from the execution date of this Schedule less any payments made under a Precontractual Statement of Work.

G.	Hourly Rates

Unless otherwise stated in this Agreement, Charges defined in this agreement as being the Standard Rate will be invoiced separately and are payable within 30 days of invoice at the rate of $1,500 per person per day (7.5 hours) but for the Implementation project including Margin Lending is at the rate of $1,200 per person per day (7.5 hours).

Charges defined in this agreement or in the Statement of Work as being the Preferential Rate will be invoiced separately and are payable by the Customer within thirty (30) days from the date of receipt at the rate of $150 per person per hour.

Charges defined in this agreement as being the Out of Hours Rate will be invoiced separately and are payable within 30 days of invoice at the rate of $250 per person per hour.

62

Appendix 3 – Support Services

1.	General

1.1.	Definitions

In this Schedule 3 the following terms have the meaning ascribed to them:

“Bug” is a failure of the GBST Software to perform in accordance with the User Reference Documentation.

“Bug Fix” is the provision of an amended or amending computer program that becomes or alters the GBST Software so that the Bug is no longer present.

A “Data Correction” is the running of a program so that errors in the database are removed and where appropriate data with the correct value is stored

“Extended Hours Support” means support services outside the times of Support Hours.

“External Events” means events which can seriously effect the installed GBST Software caused by an incident outside of GBST’ control. The following is a list of examples of External Events: erroneous (or untimely) data from the ASX, including CHESS and data feeds; ASX failure; operating system errors and faults; hardware failure or errors caused by faulty hardware and problems caused by physical damage, misuse, neglect or not complying with directions given by GBST’ support staff. More detailed examples can be found in Section 3.1 of this schedule.

“Fix” Coding that resolves the identified bug.

“Hardware” means physical computer equipment such as processors, data storage devices, memory, controllers, input devices, terminals, personal computers, printers, cabling, other peripherals, modems, data communication and networking devices.

“OEM” means Original Equipment Manufacturer

“Resolution” A support request is considered resolved as follows:

●	Service is restored and critical business processes are able to resume functioning (Severity 1 incident). NOTE: where a root analysis is required, GBST may downgrade the incident to a Severity 2 or open a new request for investigation.
●	GBST communicates an answer to the initial question posed in a request. Additional questions after this time are not covered by the original SLA.
●	GBST advises that a fix is available for delivery into your designated delivery directory for testing within the SLA timeframe
●	GBST has provided the fix in the release specified in the Resolution Plan.

“Resolution Plan” means a plan to resolve an issue reported in a support request.

“Standard Rate” means a specific charge rate for a specified service. The rate of charge is shown in Schedule 2.

“Out of Hours Rate” means a specific charge rate for a specified service. The rate of charge is shown in Schedule 2.

63

“Support Hours” means the hours of:

a)	7.00 am - 6.00 pm (or such other hours that this agreement states to apply to a particular service) Sydney Local time on days declared by the ASX to be trading and/or settlement days for services other than UNIX Administration and Database Administration services; and

b)	7.00 am - 7.00 pm (or such other hours that this agreement states to apply to a particular service) Sydney Local time on days declared by the ASX to be trading and/or settlement days for UNIX Administration and Database Administration services.

2.	GBST Software Core Support

Core Services	Minimum Support Level
Help Desk		Gold

		+	Log Severity one requests via Help Desk

		+	Log all other requests via Interactive

		+	Acknowledgement of requests via e-mail

		+	Information about requests provided via Interactive with updates occurring approximately hourly during Support Hours and / or Help Desk

		+	E-mail advice when request closed

		+	Fortnightly request status lists

		+	Monthly report on Service Level performance

		+	Access to Interactive will be provided. Interactive is not GBST Software provided for the purposes of warranties or other similar commitments.

		+	In the event that Interactive is not available then the Help Desk will be available by phone, fax and e- mail.

64

Product Support	Gold

	+	Bug / Data fixes (except caused by External Events) as per Service Levels:

	+	Severity 1 – 2 hours

	+	Severity 2 – 3 days

	+	Severity 3 – 5 days

	+	Severity 4 – 10 days

	+	Service Levels are for resolution or agreement on a plan for resolution in 90% of cases, measured against all requests

	+	A Bug is a failure of the GBST Software to perform in accordance with the User Reference Documentation.

	+	A Bug Fix is the provision of an amended or amending computer program that becomes or alters the GBST Software so that the Bug is no longer present.

	+	A Data Correction is the running of a program so that errors in the database are removed and where appropriate data with the correct value is stored.

	+	First level support for Progress Software Corporation products. GBST will investigate problems and if they are associated with Progress Software GBST will pass details of the problem to Progress. GBST time spent in investigating the problem may be separately chargeable.

65

Product Delivery	Gold

	+	Delivery and application of severity 1 and 2 patches

	+	Release Acceptance Forms

	+	Delivery of maintenance patch updates together with documentation describing the updates

	+	No patches or updates are applied to a production environment unless GBST has received a signed release acceptance form.

Product Upgrades	Gold

	+	Managed delivery of a new release into one Production and one non-production environment (Project Manager assigned)

	+	Attendance for 2 client staff members at a public release training session if GBST elects to run training of this type

Product Tutoring	Gold		Platinum
+
	+	15 hours per month of ad-hoc training questions

	+	Response Service Level of 3 Business Days

66

Monitoring Service	Platinum

	+	Monitoring of a set of defined functions2 (as displayed on Inter@ctive and updated periodically) 24 hours per day

	+	Page directed to client and GBST

	+	Resolution dependent on services taken up or treated as a callout (subject to client authorisation)

Optional Services	Optional Support Levels
UNIX
Administration	Silver	Gold

		+	Capacity review[3]

		+	Operating System patch kit upgrades (patches on installed release)

		+	User Management – Adding users, password resets and profile modifications (up to 20 per year)

		+	Printer Management – Adding printers, maintaining printers / queues (up to 6 additions per year)

		+	Maintain configuration files (eg: services and host files)

		+	Network routes (up to 6 per year)

		+	Maintain feeds

		+	Platform Management (eg: First level support for Hardware provider)

		+	System Appraisal[4]

		+	Firmware upgrades

		+	Server backups to disk and/ or tape where appropriate

67

Database	Platinum
Administration

	+	Progress upgrades (patches on installed release)

	+	Dump and Reloads (2 per year)

	+	Maintain database startup parameters

	+	Add database extents

	+	Database Review[5] (2 reviews per year)

Extended Hours	Gold
Support

	+	Access to GBST Product Support / Unix and Database Administration services out of hours

	+	Incident reports for extended hours issues

	+	Resolution treated as a callout dependent on services taken up

	+	Checking of End Of Day process at 4am – resolution treated as a callout (subject to client authorisation)

Notes:

1. Functions monitored only include items that relate to subscribed services.

2. Client can select from all functions that are monitored by GBST.

3. Capacity review contains the following:

■	Outline of hardware infrastructure
■	graphs of CPU, Memory, Disk and Network performance
■	capacity predictions for tape and storage sub-system
■	Detailed analysis of performance and upgrade predictions

68

4. System Appraisal contains the following:

■	Outline of hardware infrastructure
■	graphs of CPU, Memory, Disk and Network performance
■	capacity predictions for tape and storage sub-system
■	Database growth figures

Upgrade options and “cost of ownership” analysis

5. Database Review contains the following:

■	Table and Index Analysis
■	Description of block sizes and size of database
■	Growth predictions
■	Performance analysis
■	Recommended changes

3.	Additional Services

3.1	External Events, callout fees and ad hoc work

The following table defines GBST charge rates applicable for services, excluding subscribed services, delivered both within and outside of Support Hours. To clarify, this table includes External Events, unsubscribed services and subscribed services delivered outside Support Hours.

Use if getting rid of Preferential rate:

Rate	Description
Standard Rate	The standard rate for GBST labour applies to:

+ work on services (excluding subscribed services) during Support Hours; and

+ work outside of Support Hours where the Extended Hours Support service has been subscribed to.

Out of Hours Rate	The out of Support Hours rate for GBST labour is any Support work performed by GBST when the Extended Hours Support service has not been subscribed to.

Time Recording	Time is recorded and charged in 30 minute increments, with a minimum of 1 hour.

Incidentals	Incidental expenses, including air fares and staff per diem and accommodation, are charged at cost.

External Events	Support services for an External Event during Support Hours are charged at the Standard rate. These are events which can seriously effect the installed GBST Software caused by an incident outside of GBST’ control. Examples of External Events are listed at the end of this table. This list is not exhaustive.

Out of Hours

Out of hours support is charged at the Standard rate if the Extended Hours Support service has been subscribed to. No minimum fee applies. This includes out of hours support for an External Event. It does not include unsubscribed services.

If the Extended Hours Support service has not been subscribed to then out of hours services are charged at the Out of Hours Rate, with a minimum fee of

$1,500.

69

Quotations	GBST will not make any charge, other than for Investigations, unless the work has been approved by CUSTOMER. GBST will provide a quotation which will include:

+ The basis for the quotation (fixed price or time and materials)
+ If relevant, the estimated effort to complete the job
+ If relevant, the labour rate to apply
+ If relevant, the fixed price
+ How long the quote is valid for
+ The release to which the work will be completed

If the matter is an Investigation GBST will provide with the quote the amount of time spent till the time of the quote and GBST’s basis for it being chargeable.

GBST is not obliged to work on the relevant job until it has received the written approval.

NOTE: work requested from On-Call staff outside of support hours is deemed as approved by the client without the need for written quote and/or approval

Investigations

Where investigation of a problem shows that the reported defect was caused by an operating error on CUSTOMER’ part, or a cause other than failure of the GBST Software to perform as specified, CUSTOMER agree to pay GBST for time spent tracing the cause of the problem as if it were an External Event where CUSTOMER had given authorisation.

GBST will stop work as soon as practical once it believes that the matter is chargeable to inform CUSTOMER of that fact and to deliver a Quote for future work.

External Event Examples
Loss of connectivity causing either internal or external connections to fail	This may be caused by firewall changes; telecommunication infrastructure; routers; power failure etc Impacts not limited to ASX/Chi-X; CHESS; CMT / M/L providers; Epost; ETC; Replication

Planned work being carried out on a client’s environment where GBST has not been notified	GBST should be notified whenever planned work or changes to infrastructure are being carried out

ASX/Chi-X signal drop requiring CHESS / Bfeeds / ITS to be reconnected	GBST may be required to reset connections and/or passwords

Erroneous or untimely data from the ASX/Chi- X	This may include incorrectly disseminated Diary information; Signal E or B feeds etc.

Password resets for external interfaces	Passwords that clients are responsible for maintaining e.g. ITS; CMT providers must be changed prior to expiry. Failure to reset passwords prior to notified expiry date can lead to extended outages

70

Flagging and processing of CHESS messages where the underlying Security / appropriate Diary has not been set up in Shares™	Where possible, GBST posts Interactive Notices to advise clients about the set up of missing or incorrect static data. This remains the clients responsibility to set up and maintain

Price files not loaded (late or missing)	Shares™ accepts multiple price file formats that the client is responsible for sourcing and ensuring are in the correct directory at the required time

Poor System performance

Where GBST receives notification from a client of poor system performance, every effort is taken to rule out the application, the environment and/or the server as being the cause. If at the conclusion of our investigations / resolution of the incident, the underlying cause cannot be determined, GBST reserves the right to charge for some or all of the time spent.

Causes of poor performance could be one of the following:

     ●      Poorly written queries by Third Party Vendors

     ●      Large data extracts

     ●      High system load caused by multiple processes running concurrently

     ●      Failing hardware

     ●      Poor network performance

Data error / anomaly

Data fixes may be able to be performed by GBST to correct incorrect data where this is caused by one of the following:

     ●      User activity

     ●      External applications

     ●      External vendors (e.g. IRESS; CMT providers; M/L interfaces)

     ●      Missing / incorrect Diaries

Statement Balance Alignments in CMT ledgers	Most commonly caused by connectivity issues where transactions are not received during loads or messages are duplicated

Printing issues	Where the cause relates to hardware failure or network issues

Issues where a patch has been created by GBST and made available for release and not taken into Production	GBST will advise clients accordingly when an urgent SDR is ready to be delivered. Any issues caused after a suitable time allowance for client UAT and acceptance into Production has passed (typically two days), GBST reserves the right to charge

Failure of ETC messages	Where underlying cause is found to be is static data incorrectly entered / removed by broker

Hardware failure; DR Cut-over / Node Fail-over	All work to assist with replacement of failed hardware components; DR cut-over / Node fail-over Note: GBST required written authorisation prior to initiating failover procedures

Issues caused by third party software bugs	Investigation into and identification of issues that are later determined to be caused by third party software where a patch or hot fix is made available to rectify the problem. Examples include Progress; Veritas; UNIX / Linux OS.

71

EOD failure	If the cause is related to file permission problems (clients who do their own UNIX); missing static data; user activity or undetermined

Network or power outage

Clients are responsible for scheduling database and environment shut down and restarts with GBST prior to planned outages. In instances where advice has not been provided, remedial work to rectify is chargeable. It is acknowledged there are instances of unplanned outages, these are also chargeable in the same manner but could take longer to rectify.

3.2	Expressly Excluded Services

The following services are excluded from this agreement:

1.	Support of software or Hardware not supplied by GBST;

2.	Support of software not recommended or supported by GBST;

3.	Support of software or Hardware supplied by GBST which CUSTOMER have modified;

4.	Software which GBST has supplied and specifically stated would not be supported;

5.	Hardware maintenance;

6.	Rectification of problems caused by physical damage, misuse or neglect, not complying with directions given by support staff or installation of Hardware or software not recommended by GBST;

7.	Electrical work external to the equipment;

8.	Support of old releases of the GBST Software, where the client elects not to upgrade to the current version in the time frame advised by GBST; and

9.	When responding to a Support Request, GBST may determine that the incident has been caused by the malfunctioning of an item of an OEM component. In these circumstances, GBST support staff will refer the difficulty to the manufacturer of the product and the responsibility of GBST support staff will be limited to tracking and (where possible) expediting the manufacturer’s rectification work. Rectification of OEM products will be at CUSTOMER’ expense.

10.	GBST does not support CUSTOMER’ client’s hardware i.e., PCs, modems, printers. GBST does not support operating system software running on the PCs, internet access software or the link from the CUSTOMER clients to their internet service providers.

11.	GBST does not support infrastructure including hardware, operating systems, communications links and communications devices.

3.3	Work in excess of time limits

In the event that GBST performs work in relation to services under Item 2 of this Schedule 3 and the work is excess of the relevant limit then GBST can charge for such work at the Standard Rate provided that:

(a)	GBST is working on the basis of a valid support request or phone call received in accordance with clause 7.5

(b)	GBST has not been formally advised not to perform additional work.

It is CUSTOMER’ responsibility to inform GBST of any procedures, including procedures in relation to staff spending authorities, in relation to chargeable work under this Item 3.3 and any subsequent changes to those procedures.

72

4.	Changes in Service Levels

If at any time CUSTOMER elects to take services other than those which are detailed in this agreement or CUSTOMER elects to change the level of service in relation to a service detailed in this agreement then such a change shall only be effective once the parties have documented their agreement in writing. For the avoidance of doubt where GBST has in proposals made in relation to this agreement stated prices applicable to other services or changes in service levels then the terms of that offer are not binding on either party unless otherwise expressly stated in this agreement.

5.	Client Responsibilities

5.1	List of responsibilities

1.	To use GBST standard documents and procedures for reporting problems. This includes producing hard-copy evidence upon request.

2.	To comply with system operating instructions given by GBST staff.

3.	To provide GBST with remote access to CUSTOMER’ computer via the Optus eFinity or Evolve Network. While support services are optimised for the Optus Network, CUSTOMER may choose any other service provider. Should CUSTOMER so choose another provider, CUSTOMER shall be responsible for all costs incurred in establishing and maintaining that communications link and may be liable for additional costs incurred by GBST in supporting that service.

4.	To make CUSTOMER staff available out-of-hours to correct severity one problems and assist with release installation and testing. To schedule the appropriate time to enable GBST to install upgrades and provide GBST staff out-of-access to CUSTOMER premises when necessary.

5.	To have in place reasonable security procedures and devices.

6.	To use the latest release/versions (this can include urgent patches, SDR or other recommended deliveries) of GBST Software recommended by GBST, CUSTOMER acknowledges that the support services provided by GBST will be as set out in this agreement provided that CUSTOMER is on either the current maintenance release or on the previous maintenance release. In the event that CUSTOMER is not on the current maintenance release/version, or on the previous maintenance release/version, then GBST’s support obligations are, despite what is otherwise stated in this agreement, to be provided on a best efforts basis. Additionally in the event CUSTOMER declines to accept an recommended urgent delivery/deliveries (SDR, Patch or otherwise) any remedial work will be deemed as chargeable as an External Event

7.	Provide GBST staff working at CUSTOMER reasonable office accommodation including a desk, a PC connected to the CUSTOMER network, a phone with STD, access to Microsoft word processing software, a facsimile machine and photocopier.

8.	To keep the site configuration listing on GBST’s Interactive up to date with respect to hardware and software being used and any configuration items.

9.	To handle all correspondence between CUSTOMER clients and GBST. GBST does not provide support services directly to CUSTOMER clients.

10.	To search the knowledge base when available before reporting a problem to GBST.

73

5.2	Effect of Failure to meet responsibilities

In any event if CUSTOMER fails to perform any of its responsibilities under this agreement or fails to perform them in an appropriate and timely fashion, and the failure to perform its responsibility results in GBST work, then all GBST work is chargeable as if the cause was an External Event.

5.3	Effect of Failure to authorise work

In the event that CUSTOMER fails to authorise the provision of a release in accordance with procedures agreed between the parties from time to time then GBST cannot ship a release and any rectification work required as a result is to be chargeable as if it were an External Event.

In the event that CUSTOMER requires releases to be sent out of GBST’s predetermined order then CUSTOMER indemnifies GBST for any resultant losses, including third party losses howsoever caused. Any GBST rectification work required as a result of CUSTOMER’ requirement to send releases out of order shall be chargeable as if it were an External Event.

In the event CUSTOMER does not authorise work to be performed where authorisation is required under this agreement then GBST is under no obligation to perform such work until such time as the authorisation is delivered.

6.	Support Request Procedures

6.1	Support Request Procedures

1. CUSTOMER to determine the business impact of the issue using the below severity ratings:

Severity Rating	Incident description
Severity 1	The system is down or a problem with a major system component that has a critical business impact for which there is no workaround to enable continuation of core business activities.

Severity 2	A problem with a major system component that has a critical business impact, however a work around is available to enable continuation of core business activities.

Severity 3	A problem with a system component that if not resolved in the next release could result in a major business impact.

Severity 4	A problem with a system component that has minimal business impact however does impair operations.

Severity 5	A situation that does not impair operation but requires resolution.

2. Raise a Support Request with the Help Desk using the method appropriate for the severity rating:

●	Severity 1 requests via phone to the Help Desk.
●	Severity 2-5 via GBST Inter@ctive™
●	Product Tutoring Requests via GBST Inter@ctive™

3. GBST reviews, analyses all support requests to determine the exact nature, cause and confirm the severity of the issue.

4. GBST actions the request.

5. GBST contacts CUSTOMER upon completion.

Further notes:

●	GBST reserves the right to reclassify any Support Request where CUSTOMER has misclassified it.

●	A reference number will be assigned to each request. This reference number is used for all future dealings regarding the particular SR.

●	If CUSTOMER makes a request against a service that they have not subscribed to, the chargeable section of the support request must be checked before work can commence.

74

●	If CUSTOMER calls for support outside of support hours, CUSTOMER agrees to all charges that are associated with a call out under this agreement (for the avoidance of doubt where the call is made during Support Hours for work scheduled out of Support Hours CUSTOMER’s prior written approval is required for it to be chargeable).

●	An Extended Hours Support call out must be followed up with an SR by GBST on the following business day.

●	The SLA time clock on a Support Request will stop if GBST is waiting for further details (or remote access any CUSTOMER system required in the investigation of or resolution of the request). This might include additional information, clarification on previously supplied information, data/output examples, or any other information that is required to progress investigations. As soon as details or access are received the SLA time clock will start again.

●	A support request is considered resolved as follows:

○	Service is restored and critical business processes are able to resume functioning (Severity 1 incident). NOTE: where a root analysis is required, GBST may downgrade the incident to a Severity 2 or open a new request for investigation.

○	GBST communicates an answer to the initial question posed in a request. Additional questions after this time are not covered by the original SLA.

○	GBST advises that a fix is available for delivery into your designated delivery directory for testing within the SLA timeframe

○	GBST has provided the fix in the release specified in the Resolution Plan.

6.3	Escalation procedure

1.	Production Support Analysts review requests on a daily, weekly and monthly basis based on severity level and customer service level.

2.	GBST and CUSTOMER have agreed on the timeframes in which GBST will aim to resolve Product Support and Product Tutoring requests. For these types of request, a target Service Level has been determined that is based upon the Severity Rating. It is the goal of GBST to achieve the defined Service Level for at least 90% of Support Requests. Whilst under special circumstances we may consider requests to expedite a resolution, agreement to this cannot be guaranteed. In these circumstances CUSTOMER is to contact Help Desk advising the urgency of the request, desired timeframe for completion and reason for escalation. If agreed the Help Desk will then escalate and monitor the request until completion, updating CUSTOMER on progress at agreed intervals.

Escalations:

The escalation procedure is dependent upon acknowledged receipt of a support request from CUSTOMER during Support Hours and takes effect from the time the support request was received at GBST. Support requests received outside of Support Hours are deemed to have been received the following Business Day with the exception that the escalation procedure is applied outside Support Hours support for severity one support requests.

Checkpoint	From	To
1st	Production Support Analyst	Production Support Manager
2nd	Production Support Manager	Research & Development Executive
3rd	Research & Development Executive	Group Chief Technology Officer

6. Approved third party vendors

GBST and CUSTOMER have agreed that the following vendors are approved such that GBST will provide Level 1 Support in relation to their goods and services:

Progress Software	Progress
AWS	Infrastructure and services
ASX Net	Access to ASX services
IRESS	Access to IRESS Services

75

Appendix 4 of Schedule 1 – Implementation

Implementation

This Appendix 4 of Schedule 1 describes the services to be provided by GBST in connection with the implementation of the GBST Software in the SaaS environment.

1.	Definitions and interpretation

1.1	The following terms are used in this Appendix 4 of Schedule 1:

“Acceptance Certificate”	means a document signed by the Customer’s or email from the Customer’s authorised representative that confirms that the relevant Deliverable listed in the document has been delivered to, and accepted by, the Customer in accordance with the Agreement or SoW.

“Deliverable”	means a deliverable specified in this appendix or the Precontractual Statement of Work.

“Implementation Charges”	means the charges payable by the Customer for the Implementation Services, as specified in or calculated in accordance with this Appendix 4 of Schedule 1 or a Precontractual Statement of Work.

Precontractual Statement of Work	refers to the following Statements of Work entered into by the parties prior to entry into the Agreement in relation to the Implementation Services:-

●	Statement of Work – GBST Systems Implementation dated 25 September 2020.

“Project Plan”	means the detailed plan for carrying out the Implementation Services, including the specific tasks and milestones to be performed or met by GBST and the applicable due dates for those tasks and milestones.

“Remaining Implementation Services”	has the meaning given by clause 2.1 of this Appendix 4 of Schedule 1.

76

2.	Overview of Implementation Services

2.1	The Customer has engaged GBST to provide a range of services in connection with the implementation of the GBST Software to be made available via a SaaS offering. In order to meet projected timeframe, it was necessary for some of the implementation services to commence prior to entry into this Agreement. These implementation services were provided through the Precontractual Statement of Work.

This Schedule deals with the implementation services that remain following any work already completed as part of the Precontractual Statement of Work (the “Remaining Implementation Services”). in relation to the Remaining Implementation Services, GBST must undertake the following tasks, in accordance with the Agreement:

(a)	configuring the Software, Customisations, Enhancements, interfaces and other software Deliverables so they will perform in accordance with the applicable specifications and Documentation;

(b)	testing the Software, Customisations, Enhancements, interfaces and other software Deliverables, in accordance with this Appendix 4 of Schedule 1 to ensure they comply with applicable specifications and Documentation;

i.	installing and implementing the Software, Customisations, Enhancements, interfaces and other software Deliverables into the SaaS environment;

ii.	developing and providing to the Customer Documentation reflecting the final configuration of the Software and all included functionality that GBST is responsible for; and

iii.	providing training to the Customer personnel in relation to the use, configuration, operation, support and maintenance of the Software.

The above services are referred to in this Appendix 4 of Schedule 1 as the “ Remaining Implementation Services”.

2.2	GBST must perform the Remaining Implementation Services:

i.	using its own personnel and other resources (except as the parties expressly agree otherwise in writing);

ii.	using personnel appropriately trained and qualified to do so;

iii.	with all reasonable care, skill and diligence, in a proper, professional and timely manner and otherwise in a manner that meets or exceeds the standards and best practices of other leading services and solutions organisations providing services similar to the Implementation Services;

iv.	so as to comply with all applicable timeframes and milestones specified in the Project Plan.

77

3.	Implementation Charges for the overall implementation project (including work undertaken in the Precontractual Statement of Work)

3.1	The implementation of the GBST Software is split into fixed-cost activities.

(a)	The below table represents the total cost of fixed fee implementation charges:

Summary Implementation Service Component	Days	Total cost (ex-GST)
Fixed Fee Implementation Charges	100	$120,000

Shares/BIR
DCA	15	$18,000
Hosting	30	$36,000
Total		$174,000 AUD

Any changes to the person day effort, fees or charges set out in the above table will be managed via the Change Control Procedure set out in section 2.2 of the Agreement

(b)	The Fixed Fee of $174,000 (ex GST) will be invoiced as set out in the Precontractual Statement of Work and at the end of each month until such time as the total Fixed Fee of $174,000 (ex GST) has been invoiced.

Implementation Activity		Details

Project Management

Team & Client Meetings

Infrastructure and Communications (GBST IT)		Setup Networking and Communications (UAT, Prod, DR)
-	AWS accounts	-
-	Setup networking and communications (UAT, PROD and DR)	(AWS<->GBST,
-	UAT Build (Shares, FO, BIR, DCA)	Client<-
-	-UAT Support	>AWS/GBST, ASX, IRESS, CHIX,
-	Hardening and monitoring (UAT< PROD and DR)	CMA,ML)
-	Production & DR Build (Shares, FO, BIR, DCA)
-	Failover Testing & Setup
-	Go Live Support

Training/Customisation/UAT

Initial walkthroughs & Training requirements - 2 days

+ 6 x 4hr sessions Training Sessions - based on focus area expect to be undertaken via VC (FO, shares, Rule S1, BIR); 1 trainer/session

+ Training

Preparation (3x2)

+ Adhoc Training (2d)

-	Training Sessions – (Shares, BIR, FO, RuleS1)
-	Training Sessions – DCA
-	Apply Configuration to Shares

78

Shares Module Activations
-	Activate TPC
-	Activate and configure Databus
-	Activate and configure RT CMAs (Macquarie, DDH, Westpac)
-	Business Interface (IRESS)
-	Webservices
-	Configure CHI-X

Margin Lending Interface
-	LE Margin Lending Interface
-	NAB ML interface
-	Bells ML Interface/extract
-	CBA ML – extract
-	DCA Order interface
-	Praemium Extracts
-	CLASS extracts

Configure Feeds
-	configure feeds – Master list/CA (EOD) and Chi-X
-	configure Prices Feed

Install and Configure MSE and Front Office
-	Front Office Advisor
-	Front Office onboarding

Install and configure BIR
-	Setup Replicator, Alfreso, deploy and configure, Baseline BIR
-	BIR Cnote printing
ATO Report
Rules S1
Adhoc reporting
Bulk reporting

Build and deploy (DCA)
-	DCA Server set-up
-	DCA client installation
-	UAT support
-	application configurations
-	ASX connectivity

Migration/Cutover activities
-	create Shares DC environment
-	UAT and DC support
-	Shares data loads and rehearsals (backup, load, review, remediate and restore)
-	Appendix H support and post appendix H loads (weekend)
-	post live support

GBST Development
-	ANZ Cash active batch
-	Xplan extracts

Infrastructure
-	One off third party licences

On-Going (Monthly)
-	AWS Infrastructure and Services
-	Network Infrastructure and Services
-	Third Party Licenses Maintenance

79

3.2	Reconciliation procedure of Precontractual SOWs invoiced against Implementation Charges.

a)	The value of the Precontractual Statements of Work in support of implementation activities as outlined 3.1 (a) and 3.1(b) are as set out below:

SOW# & Date	Value $AUD
Statement of Work – GBST System Implementation dated 25 September 2020	14,5000
Total	$14,500

Any amount the Customer has paid under the Precontractual Statement of Work will be deducted from the fixed price amount of $174,000 (exclusive of GST).

4.	Acceptance Testing

4.1	The Customer will, within 30 Business Days (or such other period as agreed between the parties) of its receipt of the Deliverables for testing or re-testing (as applicable):

(a)	test the relevant Deliverables; and

(b)	notify GBST that:

(i)	subject to clause 4.3 below, it accepts the Deliverables (in which case the Customer will issue an Acceptance Certificate); or

(ii)	if the Deliverables fail to provide the functions set out in the relevant specifications or Documentation, it does not accept the relevant Deliverables. A notice under this clause 4.1(b)(ii) will clearly identify the Deliverables that have not been accepted and will provide details (by reference to the results of the acceptance tests conducted by the Customer) of the manner in which those Deliverables failed to provide the applicable functions.

4.2	If the Customer does not accept any Deliverables under clause 4.1(b)(ii), then:

(a)	GBST must as soon as reasonably practicable as agreed between the parties modify, repair or replace the Deliverables and resubmit the same to the Customer for testing; and

(b)	the parties must repeat the procedure set out in clause 4.1 and this clause 4.2 as necessary to do so.

4.3	Acceptance or the issue of an Acceptance Certificate by the Customer with respect to any Deliverables indicates only that the relevant tests have been successfully completed and that GBST is entitled to any payment that is expressed to be contingent on those tests having been completed to the satisfaction of the Customer.

80

5.	Project Governance

5.1	Project management generally

Subject to the terms of this Agreement, GBST must provide comprehensive project management services in respect of its provision of Implementation Services and the performance of its other obligations under this Agreement, including:

(a)	managing the services and Deliverables to be provided or performed by GBST;

(b)	updating any risks to the timely and successful completion of the project, and formulating and implementing measures which remove or minimise those risks;

(c)	participating actively in any governance or review committees related to the project, as reasonably required by the Customer; and

(d)	providing, maintaining, coordinating and properly supervising sufficient personnel and other resources to enable timely and successful completion of the project in accordance with this Appendix 4 of Schedule 1.

5.2	Reporting

(a)	GBST must provide regular and at a minimum monthly Steering Committee reports as to the progress of the project.

The reports must contain details of:

(i)	the work done on the project during the period since the last report;

(ii)	projections for future progress;

(iii)	any new or updated risks to the timely and successful completion of the project;

(iv)	any Defects identified in any Deliverables, and the status of efforts to correct the Defects, or reference to such by way of the internal GBST system reference and exports from such internal systems managing such Defects, for example Jira references and Jira report exports;

(v)	any updated estimates of the fees to be incurred by the Customer in connection with the project, together with a detailed explanation of the reasons for any increases in those fees;

(vi)	any other matters which may impact on the cost to the Customer of the project;

(vii)	any other matters relating to the project which are likely to impact on GBST’s ability to perform its obligations in accordance with this Agreement. The reports must include details of the matter, the impact the matter is expected to have on the Project Plan and the steps GBST proposes to take to minimise the delay caused by the matter; and

(viii)	the time spent by GBST’s personnel on the project since the previous report and the cost to The Customer of the work, along with a forecast of the time that is likely to be spent by GBST’s personnel on the work during the next reporting period.

GBST must provide to the Customer such other reports and information as are reasonably requested by the Customer from time to time.

5.3	Meetings

(a)	GBST’s nominated representative must meet with representatives of the Customer at least fortnightly for the duration of the project, or as such time as is agreed between the respective project managers; and

(b)	Meetings will be held at the times and places mutually agreed.

81

Appendix 5 of Schedule 1 – SAAS for GBST Software covered under this Agreement

1.	SAAS Service Levels

Availability	Online Availability

	●	Available 99.5% of the time during Support Hours measured monthly other than for scheduled downtime, or there is an unplanned requirement to disrupt the services in order to carry out emergency maintenance on the SAAS Equipment, or suspend access because of any security or physical risk to the SAAS Equipment (“Availability Period”).
	●	GBST must provide advance notification to Customer of any scheduled downtime.

2.	SAAS EQUIPMENT

(a) SAAS Equipment	i.	GBST is responsible for provisioning and management of the SAAS Equipment.

	ii.	The Customer acknowledges and agrees that GBST will be required to disrupt services under this Agreement from time to time to carry out maintenance on the SAAS Equipment. GBST will conduct such maintenance in accordance with a maintenance timetable to be agreed with the Customer. The maintenance timetable will ensure that planned outages for maintenance cannot occur during Customer’s peak distribution and year end periods, as defined in a client demand calendar to be provided to GBST by the Customer on an annual basis to assist GBST with production, maintenance and extended hours support planning.

	iii.	GBST shall ensure that suitable SAAS Equipment resourcing is in place to meet the Capacity and service levels set out in this Schedule until the expiry of the Term.

	iv.	GBST is responsible for providing the necessary 3rd party software required to manage and monitor the SAAS Equipment.

The SAAS Equipment includes:

(a)	1 x production site infrastructure;
(b)	1 x business continuity site infrastructure;
(c)	1 x UAT environments infrastructures

82

SAAS Communication infrastructure	Communications infrastructure between GBST and the SAAS Provider will be GBST’s responsibility. GBST will:
(a) be responsible for backing up the Customer’s data; and
(b) monitor the application and performance.

The deployment network topology is outlined in Annexure 1 of this Appendix 5.

SAAS Provider	GBST will be utilising Amazon Web Services (AWS) as the SAAS Provider. AWS is an Approved Subcontractor. GBST reserves the right to change the SAAS Provider during the term. However GBST must engage with the Customer prior to changing SAAS Provider to ensure any alternative SAAS Provider is deemed acceptable with regards to the Customer’s corporate security and compliance.

3.	BUSINESS CONTINUITY

(a) GBST Business Continuity	i.

GBST will provide a consistent business continuity capability to ensure it can react to a business continuity situation in such a manner that will have least impact to the Customer and will provide evidence to the Customer that it has the capability to resume processing following a business continuity event.

	ii.	The target Recovery Time Objective (RTO) is 2 hours for critical ASX Clear operations and 4 hours for business as usual ASX Clear operations.
iii.

Business continuity and disaster recovery will be reviewed and tested by GBST (at no cost to the Customer) no less than annually, including review and testing against the Customer business continuity management recovery objectives as notified to GBST by the Customer and using such testing procedures or methodology required by the Customer, with a copy of all such test results to be provided to the Customer by GBST.

	iv.	GBST will conduct a Business Continuity test (where Services are successfully restored) once every 12 months.
	v.	GBST will co-operate with the Customer should the Customer wish to test business continuity arrangements outside of the planned annual GBST test. Such assistance may be chargeable. GBST and the Customer agree to consult with each other prior to making any material changes to the business continuity and disaster recovery arrangements as they apply to each other.

83

(b) GBST Business Continuity Responsibilities	The following situations affect the coverage of the Business Continuity Service and the responsibilities of GBST
	Effectiveness of Business Continuity Plan	The Business Continuity Service is limited only to the matters covered by the Business Continuity Plan. GBST is not liable for either the lack of coverage or the delay in implementing ad hoc decisions and any loss associated with the lack of coverage or delay in the event that the Customer has not informed GBST of systems and software that interact with the hosted environment.

	Alterations to the Business Continuity Service	Over time, GBST may be involved in the testing and evaluation of the Business Continuity Service. As a result of the testing and evaluation GBST may make recommendations to the Customer and provided that the Customer have a reasonable time in which to implement the recommendations GBST is not liable for any loss associated with a failure by the Customer to implement the recommendations

(c) Business Continuity Declaration procedure	i.	Customer-declared business continuity events are to be submitted to GBST by a senior manager from the Customer.
	ii.	GBST will notify the Customer’s nominated contact in the event of a GBST-declared business continuity event.
iii.

An estimate of the likely system downtime is to be provided by GBST, and reviewed hourly until either the problem is solved, or GBST fully recovers the Services from the business continuity event site.

	iv.	Customer will receive a call-back within 15 minutes of reporting a business continuity event.

(d) Business Continuity Event Declaration Charging	i.	In the event that the Customer declares a business continuity event, which is not the fault of GBST, and otherwise defined as an External Event, then the Customer agrees to pay for GBST work on a time and materials basis with the Standard Rate as the basis for time charging. Travel, accommodation and general expenses incurred by GBST in the event of a business continuity event being notified, are to be charged to the Customer at cost.

84

(e) Customer Business Continuity Event Declaration Responsibilities	i.	To use GBST standard procedures for reporting problems, as agreed between the parties from time to time.
	ii.	To comply with system operating instructions given by GBST staff, as agreed between the parties from time to time.
	iii.	To make staff available out-of-hours to correct severity one problems and assist with release installation and testing. To schedule the appropriate time to enable GBST to install upgrades.
	iv.	To have in place reasonable security procedures and devices.
	v.	To conduct regular training for staff in the implementation of the GBST business continuity plan as they relate to the Shares System, DCA and BIR in the event of a business continuity event.
	vi.	To follow the procedures documented in the relevant business continuity plan, unless both GBST and the Customer agree to override it due to a specific circumstance.
	vii.	To work with GBST during the fault isolation process as needed.
	viii.	To use all reasonable procedures to declare a business continuity event.
	ix.	Not to attempt to commence a recovery without notifying GBST
(f) Effect of failure of the Customer to meet Responsibilities		In any event if the Customer fails to perform any of their responsibilities under this agreement or fail to perform them in an appropriate and timely fashion and the failure to perform their responsibility results in GBST having to undertake additional work, then all reasonable GBST work is chargeable as if the cause was an External Event.

85

Annexure 1 of Appendix 5 – Topology Diagram

86

Appendix 6 of Schedule 1 – Screening Requirements

1.	Minimum requirements

1.1	Screening

GBST must perform each of the Screening Checks set out Table 1 below:

(a)	in a manner that that is consistent with the ‘Requirement’ of each such Screening Check;

(b)	in a manner that satisfies the stated ‘Purpose’ of each such Screening Check;

(c)	in relation to each person undertaking any role that is specified in the ‘Application’ column; and

(d)	at the following times:

(i)	on each occurrence of the event listed in the ‘Triggers’ column; and

(ii)	as soon as practicable after receiving a written request by the Customer to do so.

If GBST is unable to carry out a Screening Check, or considers that it is impractical to do so, it must inform the Customer in writing (together with its reasons as to why it is unable, or why it considers it impractical, to do so). The Customer may, by notice, require GBST to remove the relevant Supplier Employee from the provision of the Services and to replace such Supplier Employee. Alternatively, the Customer may, by notice, consent to the relevant Supplier Employee continuing to provide the Services notwithstanding that the relevant Screening Check has not been carried out.

The Supplier must also comply with the requirements set out in the column entitled ‘Record Keeping Requirements’ and maintain any record referred to in that column for 7 years or any other period specified by the Customer, in writing.

The Supplier must consider the results of each of the Screening Checks and determine whether the Supplier Employee is a fit and proper person to perform the Services.

1.2	For the purposes of employee Due Diligence Screening for the Supplier roles that are considered high risk roles (Supplier Key Personnel) are:

(a)	role is in a position of influence and authority; this includes but is not limited to individuals in roles of Executive level and above;

(b)	role is directly involved in the Due Diligence Screening process or in dealing with adverse results; or

(c)	role is designated as high risk by the Customer.

87

(d)

Table 1

#	Screening Check	Requirement	Purpose	Application	Triggers	Record Keeping Requirements
1.	Identification and right to work in Australia check	A form of identification must be sighted from the following list of acceptable forms of identification:	To confirm the person is who they profess to be and has the right to work in Australia.	All Supplier Employees.	Recruitment – upon application, prior to offer being made.	Record that the check was completed, the date the check was completed and the name of the Supplier Employee who completed the check.

● Current Australian or New Zealand Passport, NSW Birth Card or Foreign Passport with appropriate working visa attached (permanent resident visa or otherwise);or

● Australian Citizenship Papers or Australian Birth Certificate (birth extract acceptable) plus a form of photo identification such as an Australian or Foreign Drivers licence or a National Identity Card issued by a foreign government, the United Nations or agency of the United Nations

88

#	Screening Check	Requirement	Purpose	Application	Triggers	Record Keeping Requirements
2.	Employment history check	Curriculum vitae or resume to be reviewed to ensure that there are no unexplained gaps or anomalies in the last 5 years. Any gaps in employment must be explained.	This check is to clarify disclosure of gaps, for example, travel, parent/carer, study etc, it is not about verifying gaps or defining what is acceptable or not acceptable.	All Supplier Employees

Recruitment – upon application, prior to offer being made.

Transfer or promotion to a ‘higher’ risk role – upon application, prior to offer being made; only required for that portion of history that was not checked on initial recruitment.

Record that the check was completed, the date the check was completed and the name of the Supplier Employee who completed the check.

3.	Reference checks (prior to Commencement Date)

A minimum of two references must be checked.

Where available, references should be from the most recent employer, preferably from the manager who the person reported to and should cover a minimum of two years.

This is to check:

●    integrity, of soundness of personal principle and character; and

●    probity – the level of integrity necessary to ensure the conscientious and honest conducts of one’s working relationships and activities.

				All Supplier Employees.	Recruitment – upon application, prior to offer being made. Transfer or promotion to a ‘higher risk’ role – prior to transfer or promotion being approved.	Record that the check was completed, the date the check was completed and the name of the Supplier Employee who completed the check.

89

#	Screening Check	Requirement	Purpose	Application	Triggers	Record Keeping Requirements
	Reference Checks (following Commencement Date)	Contact all employers for at least the prior five (5) years to confirm employment

This is to check:

●    integrity, of soundness of personal principle and character; and

●    probity – the level of integrity necessary to ensure the conscientious and honest conducts of one’s working relationships and activities.

				All Supplier Employees.	Recruitment – upon application, prior to offer being made.	Record that the check was completed, the date the check was completed and the name of the Supplier Employee who completed the check.

5.	Criminal background check and declaration of change in circumstances

A completed Criminal Background Check declaration form.

Note: Where a person has resided overseas for a period of time greater than 12 months in the last 5 years, an overseas criminal background check will be sought for the countries in which that person resided in for a period of greater than 12 months.

			This is to check: ● integrity, soundness of principle and character; and ● honesty, the ability to disclose information on application and if the person’s circumstances change.	All Supplier Employees.	Recruitment – upon application, prior to offer being made. Transfer/promotio n to a ‘higher risk’ role – upon application, prior to offer being made.

Retain a copy of the completed and executed declaration form.

Record that the request was made, the date of the request and the name of the Supplier Employee who completed the check.

A retrievable record of the results of the check – clear/not clear must be stored separate to the person’s personal employment file / records.

6.	Qualification check

Verify at a minimum, 1 of the most recent declared academic qualifications or professional memberships.

Verify by sighting originals or certified copies of the qualification or membership documentation or by verifying with the institution that issued the qualification or membership.

This is to check:

●    integrity, soundness of principle and character; and

●    honesty, the ability to disclose information; and

●    credentials, the individual is able to do the job they are employed to do.

Supplier Key Personnel

Recruitment – upon application, prior to offer being made.

Transfer or promotion to a higher risk role – upon application, prior to offer being made.

Transfer from a high risk role to another high risk role – only required for that portion of history that wasn’t checked on initial application.

Record that the check was completed, the date the check was completed and the name of the Supplier Employee who completed the check.

90

#	Screening Check	Requirement	Purpose	Application	Triggers	Record Keeping Requirements
7.	Declaration of conflicts of interest	A completed Conflict of Interest form.	This is to check: ● any potential conflicts of interest; ● integrity, soundness of principle and character; ● honesty, the ability to disclose information.	Supplier Key Personnel.	Recruitment – upon application, prior to offer being made. Transfer or promotion to a ‘higher risk’ role– upon application, prior to offer being made.	Declaration: Retain a copy of the completed and executed declaration. The date of the declaration and the name of the Supplier Employee who received the signed declaration.

Re-screening

Re-screening must be carried out when a Supplier Employee is transferred to a higher risk role.

When conducting the Due Diligence Screening process for a person and GBST has previously conducted that process for that person, the Supplier need only check information, data or material that, due to its nature, may change over time. For example, a birth certificate will not change over time – it contains static information. However, a person’s criminal history may change over time and would need to be checked during subsequent Due Diligence screening of the person.

91